SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SAIC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SAIC, INC.

10260 Campus Point Drive

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 30, 2008

The Annual Meeting of Stockholders of SAIC, Inc., a Delaware corporation (the “Company”), will be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, May 30, 2008, at 1:00 p.m. (local time). For the convenience of our employees and stockholders, the meeting will be audio webcast simultaneously to the public through a link on the Investor Relations section of our website (www.saic.com). In addition, the SAIC Proxy Statement and Annual Report are available at ww3.ics.adp.com/streetlink/saic. Information on our website, other than these materials, is not a part of the proxy solicitation materials. The Annual Meeting is being held for the following purposes:

1.	To elect 12 directors;

2.	To approve an amendment to our 2006 Equity Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009; and

4.	To transact such other business as may properly come before the meeting or any adjournments, postponements or continuations thereof.

Only stockholders of record at the close of business on April 1, 2008, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at 10010 Campus Point Drive, San Diego, California, and 1710 SAIC Drive, McLean, Virginia, for at least 10 days prior to the meeting and will also be available for inspection at the meeting.

By Order of the Board of Directors

Douglas E. Scott

Executive Vice President,

General Counsel and Corporate Secretary

San Diego, California

April 24, 2008

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions (1) over the Internet, (2) by telephone or (3) by mail. For specific instructions regarding how to vote, please refer to the questions and answers beginning on the first page of this proxy statement or the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help us secure a quorum and reduce the expense of additional proxy solicitation.

SAIC, Inc.

Proxy Statement

SAIC, INC.

10260 Campus Point Drive

San Diego, California 92121

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 30, 2008

PROXY STATEMENT

This proxy statement is being furnished to the stockholders of SAIC, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, May 30, 2008, at 1:00 p.m. (local time) and at any and all adjournments, postponements or continuations thereof. In this proxy statement, we use the terms “Company,” “we,” “us” and “our” to refer collectively to SAIC, Inc. and its 100%-owned subsidiary, Science Applications International Corporation. This proxy statement and the proxy and voting instruction card are first being mailed or delivered to the stockholders of the Company on or about April 24, 2008.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon the following matters:

1.	The election of 12 directors;

2.	An amendment to our 2006 Equity Incentive Plan;

3.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2009; and

4.	Such other business as may properly come before the meeting or any adjournments, postponements or continuations thereof.

When and where will the Annual Meeting be held?

The Annual Meeting will be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, May 30, 2008, at 1:00 p.m. (local time).

Who can attend the Annual Meeting?

All stockholders or their duly appointed proxies may attend the meeting.

INFORMATION ABOUT VOTING RIGHTS AND SOLICITATION OF PROXIES

Who is entitled to vote at the Annual Meeting?

Only stockholders of record of our common stock, par value $0.0001 per share (“common stock”), and our class A preferred stock, par value $0.0001 per share (“class A preferred stock”), as of the close of business on our record date of April 1, 2008, are entitled to notice of and to vote at the Annual Meeting. As of April 1, 2008, there were 184,367,019 shares of common stock and 227,874,267 shares of class A preferred stock outstanding. We have no other class of capital stock outstanding. The common stock and the class A preferred stock vote together as a single class on all matters.

What constitutes a quorum?

The presence, either in person or by proxy, of the holders of a majority of the total voting power of the shares of common stock and class A preferred stock outstanding as of April 1, 2008, is necessary to constitute a quorum and to conduct business at the Annual Meeting. Abstentions and broker “non-votes” will be counted as present for purposes of determining

SAIC, Inc. Proxy Statement  1

INFORMATION ABOUT VOTING RIGHTS AND SOLICITATION OF PROXIES

the presence of a quorum. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. Because broker “non-votes” are not considered entitled to vote, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

How many votes am I entitled to?

Each holder of common stock will be entitled to one vote per share and each holder of class A preferred stock will be entitled to 10 votes per share, in person or by proxy, for each share of stock held in such stockholder’s name as of April 1, 2008, on any matter submitted to a vote of stockholders at the Annual Meeting. However, in the election of directors, all shares are entitled to be voted cumulatively. Accordingly, in voting for directors: (i) each share of common stock is entitled to as many votes as there are directors to be elected; (ii) each share of class A preferred stock is entitled to 10 times as many votes as there are directors to be elected and (iii) each stockholder may cast all of such votes for a single nominee or distribute them among any two or more nominees as such stockholder chooses. To apportion your votes among two or more nominees other than on a pro rata basis, you must either submit your proxy or voting instructions using a proxy and voting instruction card or by ballot in person at the Annual Meeting, stating explicitly how you intend to apportion your votes. You may not submit your proxy or voting instructions over the Internet or by telephone if you wish to distribute your votes unevenly among two or more nominees. Unless otherwise directed, shares represented by properly executed proxies will be voted at the discretion of the proxy holders so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting.

How do I vote my shares?

Shares of common stock and class A preferred stock represented by a properly executed and timely proxy will, unless it has previously been revoked, be voted in accordance with its instructions. In the absence of specific instructions, the shares represented by a properly executed proxy will be voted as follows:

•	FOR the election of directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting;

•	FOR the approval of an amendment to our 2006 Equity Incentive Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2009.

No other business is expected to come before the Annual Meeting; however, should any other matter properly come before the Annual Meeting, the proxy holders intend to vote such shares in accordance with their best judgment on such matter.

There are four different ways to vote your shares:

By Internet: You may submit a proxy or voting instructions over the Internet up until 11:59 p.m. Eastern time on May 27, 2008 by following the instructions at www.proxyvote.com.

By Telephone: You may submit a proxy or voting instructions by calling 1-800-690-6903 up until 11:59 p.m. Eastern time on May 27, 2008 and following the instructions.

By Mail: If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy and voting instruction card in the postage-paid envelope provided.

In Person: You may attend the meeting at the SAIC Conference Center in McLean, Virginia, and vote in person.

Submitting a proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to exercise by delivering a written revocation or a new proxy bearing a later date to the Corporate Secretary of the Company as described below or by attending the Annual Meeting and voting in person. The mailing address of the Corporate Secretary is 10260 Campus Point Drive, San Diego, California 92121. Attendance at the Annual Meeting will not, however, in and of itself revoke a proxy.

How are the shares held by the Retirement Plans voted?

Each participant in the Science Applications International Corporation Retirement Plan (the “SAIC Retirement Plan”) and the Telcordia Technologies 401(k) Savings Plan of Telcordia Technologies, Inc., a wholly-owned subsidiary of the Company prior to its sale on March 15, 2005 (the “Telcordia Plan”) (collectively, the “Retirement Plans”) has the right to instruct Vanguard Fiduciary Trust Company, as trustee of the Retirement Plans (the “Trustee”), on a confidential basis as to how to vote his or

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INFORMATION ABOUT VOTING RIGHTS AND SOLICITATION OF PROXIES

her proportionate interests in all allocated shares of common stock and class A preferred stock held in the Retirement Plans. The Trustee will vote all allocated shares held in the Retirement Plans for which no voting instructions are received, together with all unallocated shares held in the Retirement Plans, in the same proportion, on a plan-by-plan basis, as the allocated shares for which voting instructions have been received. The Trustee’s duties with respect to voting the common stock and class A preferred stock in the Retirement Plans are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the common stock and class A preferred stock held by the Trustee and to determine, in the Trustee’s best judgment, how to vote the shares.

How are the shares held by the Stock Plans voted?

Under the terms of our Stock Compensation Plan, Management Stock Compensation Plan and Key Executive Stock Deferral Plan (collectively, the “Stock Plans”), Wachovia Bank, N.A. (“Wachovia”), as trustee of the Stock Plans, has the power to vote the shares of class A preferred stock held by Wachovia in the Stock Plans. Wachovia will vote all such shares in the same proportion that the other stockholders of the Company collectively vote their shares of common stock and class A preferred stock.

What is the difference between a “stockholder of record” and a “beneficial” holder?

These terms describe how your shares are held. If your shares are registered directly with BNY Mellon Shareowner Services, our transfer agent, then you are a “stockholder of record” with respect to these shares. If your shares are held in an account at a broker, bank, trust or other similar organization, then you are a “beneficial” holder. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner you have the right to direct that organization on how to vote the shares held in your account. If you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization holding the shares.

Who is soliciting these proxies?

The Company is soliciting these proxies and the cost of the solicitation will be borne by the Company, including the charges and expenses of persons holding shares in their name as nominee incurred in connection with forwarding proxy materials to the beneficial owners of such shares. In addition to the use of the mail, proxies may be solicited by our officers, directors and regular employees in person, by telephone or by email. Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.

What is “householding” and how does it affect me?

The Company has adopted a procedure approved by the Securities and Exchange Commission, or SEC, called “householding.” Under this procedure, we send only one Annual Report and Proxy Statement to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy cards. We do not use householding for any other stockholder mailings.

If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate copy of the Annual Report or Proxy Statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our mailing agent Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you own shares through a bank, broker or other nominee, you should contact the nominee concerning householding procedures. The company shall promptly deliver a separate copy of the Annual Report or Proxy Statement to you upon request.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Annual Report and Proxy Statement and you wish to receive a single copy of each of these documents for your household, please contact our mailing agent, Broadridge, as indicated above.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The SAIC Proxy Statement and Annual Report are available at ww3.ics.adp.com/streetlink/saic.

SAIC, Inc. Proxy Statement  3

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors has recommended 12 nominees for election as directors. Our amended certificate of incorporation provides for the annual election of directors and the number of directors is currently set at 12 directors.

Nominees for Directors

At the Annual Meeting, 12 directors are to be elected to serve for one-year terms or until their successors are elected and qualified. All nominees have been nominated by the Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee. To the best knowledge of the Board of Directors, all of the nominees are, and will be, able and willing to serve. Each nominee has consented to be named in this proxy statement and to serve if elected.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR each nominee. The nominees who receive the most “FOR” votes will be elected as directors, and abstentions and withheld votes will generally not have an effect on the outcome of this vote. The Board of Directors, however, has adopted a policy whereby any nominee for director in an uncontested election (i.e., an election in which the number of nominees does not exceed the number of directors to be elected) who receives a greater number of votes “withheld” from his or her election than voted “for” such election will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. In such a circumstance, the Nominating and Corporate Governance Committee will recommend to the Board of Directors the action to be taken with respect to such offer of resignation, and the Board of Directors will promptly disclose its decision as to whether to accept or reject the tendered resignation in a press release, current report on Form 8-K filed with the Securities and Exchange Commission or some other legally acceptable manner.

Shares of common stock and class A preferred stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, the shares represented by properly executed proxies will be voted “FOR” the election of directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting. In the event that any of the nominees listed below should become unable to stand for election at the Annual Meeting, the proxy holders intend to vote for any person designated by the Board of Directors to replace the nominee unable to serve.

Nominees for Election to the Board of Directors

Set forth below is a brief biography of each nominee for election as a director. Ages are as of April 1, 2008. All references below to duration of service as one of our directors include service as a director of Science Applications International Corporation.

NOMINEES FOR ELECTION AS DIRECTORS

France A. Córdova, age 60 Director	Director since 2008

Dr. Córdova has been president of Purdue University since 2007. She was chancellor at the University of California, Riverside, from 2002 to 2007, and was vice chancellor for research and professor of physics at University of California, Santa Barbara from 1996 to 2002. Dr. Córdova served as chief scientist of the National Aeronautics and Space Administration from 1993 to 1996 and headed the Department of Astronomy and Astrophysics at Pennsylvania State University from 1989 to 1993. Dr. Córdova is also a member of the Board of Directors of Edison International.

Kenneth C. Dahlberg, age 63 Chief Executive Officer and Chairman of the Board of Directors	Director since 2003

Mr. Dahlberg has served as Chairman of the Board since July 2004 and Chief Executive Officer and director since November 2003. He served as President from November 2003 to March 2006. Prior to joining us, Mr. Dahlberg served as Corporate Executive Vice President of General Dynamics Corp. from March 2001 to October 2003. He served as President of Raytheon International from February 2000 to March 2001, and he served as President and Chief Operating Officer of Raytheon Systems Company from 1997 to 2000. Mr. Dahlberg held various positions with Hughes Aircraft from 1967 to 1997. Mr. Dahlberg is also a member of the Board of Directors of Teledyne Technologies, Incorporated.

Wolfgang H. Demisch, age 63 Director	Director since 1990

Mr. Demisch has been a principal of Demisch Associates LLC, a consulting firm, since 2003. He was a Managing Director of Dresdner Kleinwort Wasserstein, formerly Wasserstein Perella Securities, Inc., from 1998 to 2002. From 1993 to 1998, he was a Managing Director of BT Alex. Brown, and from 1988 to 1993, he was a Managing Director of UBS Securities, Inc.

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PROPOSAL I—ELECTION OF DIRECTORS

Jere A. Drummond, age 68 Director	Director since 2003

Mr. Drummond was employed by BellSouth Corporation from 1962 until his retirement in December 2001. He served as Vice Chairman of BellSouth Corporation from January 2000 until his retirement. He was President and Chief Executive Officer of BellSouth Communications Group, a provider of traditional telephone operations and products, from January 1998 until December 1999. He was President and Chief Executive Officer of BellSouth Telecommunications, Inc. from January 1995 until December 1997. Mr. Drummond is also a member of the Boards of Directors of Borg-Warner Automotive, AirTran Holdings, Inc. and Centillium Communications, Inc.

John J. Hamre, age 57 Director	Director since 2005

Dr. Hamre has served as the President and Chief Executive Officer of the Center for Strategic & International Studies, a public policy research institution, since 2000. Dr. Hamre served as U.S. Deputy Secretary of Defense from 1997 to 2000 and Under Secretary of Defense (Comptroller) from 1993 to 1997. Dr. Hamre is also a member of the Boards of Directors of ChoicePoint, Inc., ITT Industries, Inc. and MITRE Corporation.

Miriam E. John, age 59 Director	Director since 2007

Dr. John retired from Sandia National Laboratories, a science and engineering laboratory, in September 2006, after having served as Vice President of Sandia’s California Division from April 1999 to September 2006. She previously served in a number of managerial and technical roles for Sandia from 1982 to 1999. Dr. John is a member of the Department of Defense’s Defense Science Board and Threat Reduction Advisory Committee and the National Research Council’s Naval Studies Board.

Anita K. Jones, age 66 Director	Director since 1998

Dr. Jones is the Quarles Professor of Engineering at the University of Virginia, where she has taught since 1989. From 1993 to 1997, Dr. Jones was on leave of absence from the University to serve as Director of Defense Research and Engineering of the U.S. Department of Defense. Dr. Jones also served as a director of the Company from 1987 to 1993.

General John P. Jumper (USAF Retired), age 63 Director	Director since 2007

General Jumper retired from the United States Air Force in 2005. From September 2001 to November 2005, General Jumper was the Chief of Staff of the United States Air Force, serving as the senior uniformed Air Force officer responsible for the organization, training and equipping of active-duty, guard, reserve and civilian forces serving in the United States and overseas. As a member of the Joint Chiefs of Staff, General Jumper functioned as a military advisor to the Secretary of Defense, National Security Council and the President. General Jumper is also a member of the Boards of Directors of Goodrich Corporation, Jacobs Engineering Group Inc., TechTeam Global, Inc. and Somanetics Corporation.

Harry M.J. Kraemer, Jr., age 53 Director	Director since 1997

Mr. Kraemer has been an executive partner of Madison Dearborn Partners, LLC, a private equity investment firm, since April 2005, and has served as a professor at the Kellogg School of Management at Northwestern University since January 2005. Mr. Kraemer previously served as the Chairman of Baxter International, Inc., a health-care products, systems and services company, from January 2000 until April 2004, as Chief Executive Officer of Baxter from January 1999 until April 2004, and as President of Baxter from April 1997 until April 2004. Mr. Kraemer also served as the Senior Vice President and Chief Financial Officer of Baxter from November 1993 to April 1997. Mr. Kraemer is also a member of the Board of Directors of Sirona Dental Systems, Inc.

Edward J. Sanderson, Jr., age 59 Director	Director since 2002

Mr. Sanderson retired from Oracle Corporation in 2002 as an Executive Vice President after having served since 1995. At Oracle, Mr. Sanderson was responsible for Oracle Product Industries, Oracle Consulting and the Latin American Division. Prior to Oracle, he was President of Unisys World-wide Services and a partner at both McKinsey & Company and Accenture (formerly Andersen Consulting).

Louis A. Simpson, age 71 Director	Director since 2006

Mr. Simpson has served as President and Chief Executive Officer, Capital Operations, of GEICO Corporation, an automobile insurance company, since May 1993. Mr. Simpson previously served as Vice Chairman of the Board of Directors of GEICO from 1985 to 1993. Mr. Simpson is also a member of the Board of Directors of VeriSign, Inc.

A. Thomas Young, age 69 Lead Director	Director since 1995

Mr. Young retired from Lockheed Martin Corp. in 1995 after having served as an Executive Vice President from March 1995 to July 1995. Prior to its merger with Lockheed Corporation, Mr. Young served as the President and Chief Operating Officer of Martin Marietta Corp. from 1990 to 1995. Mr. Young is also a member of the Board of Directors of Goodrich Corporation.

SAIC, Inc. Proxy Statement  5

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors recognizes the importance of strong corporate governance as a means of addressing the various needs of our stockholders, employees, customers and other stakeholders. As a result, our Board of Directors has adopted Corporate Governance Guidelines which, together with the Company’s certificate of incorporation, bylaws, committee charters and other key governance practices and policies, provide the framework for the Company’s corporate governance. Our Corporate Governance Guidelines cover a wide range of subjects, including criteria for determining the independence and qualification of our directors. These guidelines are available in print to any stockholder who requests them and are also available on our website at www.saic.com by clicking on the link entitled “Investor Relations” and then on the link entitled “Corporate Governance.” The Board recognizes that ensuring that the Company observes good corporate governance practices is an ongoing endeavor. The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends revisions to these Corporate Governance Guidelines as necessary to promote the best interests of the Company and its stockholders and comply with all applicable laws, regulations and stock exchange requirements.

Code of Ethics

The Company’s Standards of Business Ethics and Conduct Handbook contains the policies, principles and practices applicable to all officers, employees and agents of the Company. In addition, our principal executive officer and our senior financial officers are also subject to the Code of Ethics for Principal Executive Officer and Senior Financial Officers, which contains additional policy guidelines and procedures relating to legal and ethical standards for conducting company business. These documents are available in print to any stockholder who requests them by contacting our Corporate Secretary and are also available on our website at www.saic.com by clicking on the links entitled “Investor Relations,” “Corporate Governance” and then on “Code of Ethics.”

Director Independence

The Board of Directors annually determines the independence of each of our directors and nominees in accordance with the Corporate Governance Guidelines. These guidelines provide that “independent” directors are those who are independent of management and free from any relationship that, in the judgment of the Board of Directors, would interfere with their exercise of independent judgment. No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has established independence standards set forth in the Corporate Governance Guidelines that include all elements of independence required by the listing standards of the New York Stock Exchange.

All members of the Audit, Compensation and Nominating and Corporate Governance Committees must be independent directors as defined by the Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate independence requirement pursuant to the Securities Exchange Act of 1934, as amended, which requires that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation or be an affiliated person of the Company or any of its subsidiaries.

Each year, our directors are obligated to complete a questionnaire which requires them to disclose any transactions with the Company in which the director or any member of his or her immediate family might have a direct or potential conflict of interest. Based on its review, the Board of Directors determined that all of its non-employee directors, each of whom is named below, are independent under its guidelines and free from any relationship that would interfere with the exercise of their independent judgment:

France A. Córdova	John P. Jumper
Wolfgang H. Demisch	Harry M.J. Kraemer, Jr.
Jere A. Drummond	Edward J. Sanderson, Jr.
John J. Hamre	Louis A. Simpson
Miriam E. John	A. Thomas Young
Anita K. Jones

Our current employee director, Kenneth C. Dahlberg (our Chairman and Chief Executive Officer), was not considered independent since he is an officer and employee of the Company. Similarly, Joseph P. Walkush (an Executive Vice President) who served as a director for part of the fiscal year ended January 31, 2008 (“fiscal 2008”), also was not deemed to be independent. Currently, A. Thomas Young serves as the Company’s Lead Director.

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CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During fiscal 2008, the Board of Directors held 13 meetings of the entire board and six meetings of only the independent directors. Each regularly scheduled meeting of the Board of Directors includes an executive session of the independent directors. A. Thomas Young, the Lead Director, presides at all regularly scheduled executive sessions of the independent directors of the Company as provided by its Corporate Governance Guidelines. Average attendance at such meetings of the Board of Directors was 92.7%. During fiscal 2008, all incumbent directors attended at least 88% of the aggregate of the meetings of the Board of Directors and committees of the Board of Directors on which they served. In addition, all directors except Harry M.J. Kraemer, Jr. attended the 2007 Annual Meeting of Stockholders. It is the Company’s policy that all directors attend our annual meetings.

The Board of Directors has the following principal standing committees: an Audit Committee, a Compensation Committee, an Ethics and Corporate Responsibility Committee, a Finance Committee and a Nominating and Corporate Governance Committee. The charters of these committees are available in print to any stockholder who requests them and are also available on our website at www.saic.com by clicking on the links entitled “Investor Relations,” “Corporate Governance” and then “Board Committees.”

Audit Committee

The current members of the Audit Committee are Harry M.J. Kraemer, Jr. (Chairperson), Wolfgang H. Demisch, Jere A. Drummond, Anita K. Jones and John P. Jumper. The Board of Directors has determined that each of the members of the Audit Committee is independent for purposes of our Corporate Governance Guidelines, as well as for purposes of the requirements of the Securities Exchange Act of 1934, as amended. In addition, the Board of Directors has determined that Wolfgang H. Demisch, Jere A. Drummond, John P. Jumper and Harry M.J. Kraemer, Jr. qualify as Audit Committee “financial experts” as defined by the rules under the Securities Exchange Act of 1934, as amended. The backgrounds and experience of the Audit Committee financial experts are set forth above in “Proposal I—Election of Directors.” The responsibilities of the Audit Committee are set forth in its charter and fall into the following categories:

•

Internal Controls and Disclosure Controls—Review and provide feedback on the assessment performed by management on internal control over financial reporting; review the internal control assessment with the independent registered public accounting firm, the internal auditor and management; review any major issues as to the adequacy of the Company’s internal control over financial reporting and any special audit steps adopted in light of control deficiencies; review the disclosure controls and procedures of the Company designed to ensure timely collection and evaluation of information required to be disclosed in the Company’s filings with the SEC or posted on the Company’s website and review the independent registered public accounting firm’s procedures and management of the audit relating to internal control over financial reporting.

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Independent Audit—Retain an independent registered public accounting firm for the purpose of preparing or issuing an audit report on the Company’s consolidated financial statements and performing other audit, review or attest services; preapprove all audit and non-audit services and related fees and evaluate the independent registered public accounting firm’s qualifications, performance and independence; ensure the firm’s objectivity by reviewing and discussing all relationships between such firm and the Company and its affiliates; obtain and review a report by the independent registered public accounting firm that describes its internal quality-control procedures and any material issues raised; review the proposed audit scope and procedures to be utilized; obtain and review a post-audit report and review all critical accounting policies and practices to be used, major issues regarding accounting principles and financial statement presentations, analyses prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, the effect of regulatory and accounting initiatives and other material written communications between the independent registered public accounting firm and management.

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Internal Audit—Review the qualifications, organizational structure and performance of the internal audit function; review, approve and update the rolling three-year internal audit plan; receive periodic summaries of findings from completed internal audits and the status of major audits in process; receive timely notification of any issues or concerns identified during the course of internal audits and reviews and discuss with the independent registered public accounting firm the responsibilities, budget and staffing of the Company’s internal audit function.

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Financial Reporting—Review and discuss with management, the independent registered public accounting firm and the internal auditor the Company’s annual and quarterly consolidated financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be contained in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; discuss with the independent registered public accounting firm the auditor’s judgments about the quality and not just the acceptability of accounting principles used to prepare the Company’s consolidated financial statements; review the Company’s responses to any comment letters, inquiries or investigation of the SEC or any national securities

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CORPORATE GOVERNANCE

exchange on which shares of the Company are listed; review the type of information to be disclosed in the Company’s earnings press releases and discuss the earnings press releases and review any financial information and earnings guidance provided to analysts and rating agencies.

•

Ethical and Legal Compliance—Review the effectiveness of the Company’s system for monitoring compliance with laws and regulations; establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (including procedures for receiving and handling complaints on a confidential and anonymous basis); review and monitor compliance with the code of ethics for the principal executive officer and senior financial officers; review the code of ethical conduct and reporting applicable to the Company’s in-house and outside attorneys and receive, evaluate and handle any complaints submitted to or reported to the Audit Committee.

•

Other Responsibilities—Discuss and evaluate the Company’s guidelines and policies regarding risk assessment and risk management; discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures and review the Company’s litigation, government investigation and legal compliance matters for the purpose of determining the adequacy and appropriateness of the Company’s financial reserves and control processes.

The Audit Committee held ten meetings during fiscal 2008.

Compensation Committee

The current members of the Compensation Committee are Edward J. Sanderson, Jr. (Chairperson), France A. Córdova, Miriam E. John and Harry M.J. Kraemer, Jr. The Board of Directors has determined that each of the members of the Compensation Committee is independent for purposes of our Corporate Governance Guidelines. The responsibilities of the Compensation Committee are set forth in its charter and include:

•	determining the compensation of our Chief Executive Officer and reviewing and approving the compensation of our other executive officers;

•	exercising all rights, authority and functions under all of our stock, retirement and other compensation plans;

•	approving and making recommendations to the Board of Directors regarding non-employee director compensation;

•

preparing an annual report on executive compensation for inclusion in our proxy statement or annual report on Form 10-K in accordance with the rules and regulations of the Securities and Exchange Commission and

•	providing guidance and monitoring the formulation and implementation of human resource management.

In the exercise of its responsibilities, the Compensation Committee may delegate such of its authorities and responsibilities as the Committee deems proper to members of the Committee or to a subcommittee. The Compensation Committee’s processes and procedures for the consideration and determination of executive compensation are discussed in further detail under “Compensation Discussion and Analysis” below. The Compensation Committee held 16 meetings during fiscal 2008. France A. Córdova was appointed to our Board of Directors and the Compensation Committee in February 2008 and was not involved in the determination of executive compensation for fiscal 2008.

Ethics and Corporate Responsibility Committee

The current members of the Ethics and Corporate Responsibility Committee are Anita K. Jones (Chairperson), France A. Córdova, Kenneth C. Dahlberg and Miriam E. John. The responsibilities of the Ethics and Corporate Responsibility Committee are set forth in its charter and include:

•	reviewing and making recommendations regarding the ethical responsibilities of the Company’s employees and consultants under our administrative policies and procedures;

•

reviewing and assessing our policies and procedures addressing the resolution of conflicts of interest involving the Company, our employees, officers and directors and addressing any potential conflict of interest involving the Company and a director or an executive officer;

•

reviewing and establishing procedures for the receipt, retention and treatment of complaints regarding violations of our policies, procedures and standards related to ethical conduct and legal compliance;

•	reviewing and evaluating the effectiveness of our ethics, compliance and training programs and related administrative policies and

•

review the Company’s policies and practices in the areas of corporate responsibility including, safety and protection of the environment, charitable contributions and such political, social and environmental issues that may affect the business operations, performance, public image or reputation of the Company.

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CORPORATE GOVERNANCE

The Ethics and Corporate Responsibility Committee held five meetings during fiscal 2008.

Finance Committee

The current members of the Finance Committee are Louis A. Simpson (Chairperson), Wolfgang H. Demisch, Edward J. Sanderson, Jr., and A. Thomas Young. The responsibilities of the Finance Committee are set forth in its charter and include periodically reviewing and making recommendations to the Board of Directors and management of the Company concerning:

•	our capital structure, including the issuance of equity and debt securities, the incurrence of indebtedness, payment of dividends and related matters;

•	general financial planning, including cash flow and working capital management, capital budgeting and expenditures, tax planning and compliance and related matters;

•	mergers, acquisitions and strategic transactions;

•	proposed offers for the purchase or acquisition of all or substantially all of our stock or assets;

•	investor relations programs and policies;

•	investment policies, financial performance and the funding of our employee benefit and pension plans and

•	any other transactions or financial issues that the Board of Directors or management would like the Committee to review.

The Finance Committee held eight meetings during fiscal 2008.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Jere A. Drummond (Chairperson), John J. Hamre, Louis A. Simpson and A. Thomas Young. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Compensation Committee is independent for purposes of our Corporate Governance Guidelines. The responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter and include:

•	evaluating, identifying and recommending nominees to the Board of Directors, including nominees proposed by stockholders;

•	reviewing and making recommendations regarding the composition and procedures of the Board of Directors;

•	making recommendations regarding the size, composition and charters of the committees of the Board of Directors;

•	reviewing and developing long-range plans for Chief Executive Officer and management succession;

•	developing and recommending to the Board of Directors a set of corporate governance principles, including recommending an independent director to serve as the Lead Director and

•	developing and overseeing an annual self-evaluation process of the Board of Directors and its committees.

The Nominating and Corporate Governance Committee held five meetings during fiscal 2008.

Director Nominations Process

As indicated, the Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for recommending nominees for membership on the Board. The Board of Directors believes its membership should reflect a broad range of experience, knowledge and judgment beneficial to the broad business diversity of the Company. The Board of Directors expects a high level of commitment from its members and will review a candidate’s other commitments and service on other boards to ensure that the candidate has sufficient time to devote to the Company. In recommending nominees for membership on the Board, the Nominating and Corporate Governance Committee has been directed by the Board to observe the following principles:

•	a majority of directors must meet the independence criteria established by the Board of Directors;

•	based upon the desired number of 12 directors, no more than three directors may be employees of the Company;

•	only a full-time employee who serves as either the Chief Executive Officer or one of his or her direct reports will be considered as a candidate for an employee director position and

•	no director nominee may be a consultant to the Company.

SAIC, Inc. Proxy Statement  9

CORPORATE GOVERNANCE

It is the policy of the Nominating and Corporate Governance Committee not to nominate candidates for re-election at any annual stockholder meeting to be held after he or she has attained the applicable retirement age. The retirement age for non-employee directors is age 72 and the retirement age for employee directors is age 65.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the Board’s current and projected strengths and needs by, among other things, reviewing the Board’s current profile, its director membership criteria as stated in the Corporate Governance Guidelines and our current and future needs. In considering candidates for election at annual meetings of stockholders, the Committee first identifies those incumbent directors who have not reached the mandatory director retirement age and who wish to continue their service on the Board. The Board of Directors and the Committee believe that the continuing service of qualified incumbent directors promotes stability and continuity, contributing to the Board’s ability to work together as a collective body and giving us the benefit of experience and insight that its directors have accumulated during their tenure. Accordingly, the Committee’s process for identifying and evaluating nominees reflects the Committee’s general practice of re-nominating incumbent directors who the Committee believes continue to satisfy the Board’s criteria for membership on the Board of Directors and who continue to make important contributions to the Board and the Company.

To the extent that vacancies on the Board of Directors are anticipated or otherwise arise, the Committee prepares a target candidate profile and develops an initial list of director candidates identified by the current members of the Board, business contacts, community leaders and members of management. The Committee may also retain a professional search firm to assist it in developing a list of qualified candidates, although the Committee has not utilized the services of such firms to date. The Nominating and Corporate Governance Committee would also consider any stockholder recommendations for director nominees that are properly received.

The Committee then screens and evaluates the resulting slate of director candidates to identify those individuals who best fit the target candidate profile and Board membership criteria and provides the Board of Directors with its recommendations. The Board of Directors then considers the recommendations and votes on whether to nominate the director candidate for election by the stockholders at the annual meeting or to appoint the director candidate to fill a vacancy on the Board.

Stockholder Nominations

Any stockholder may nominate a person for election as a director of the Company by complying with the procedures set forth in our bylaws. Under Section 3.03 of our bylaws, in order for a stockholder to nominate a person for election as a director, such stockholder must give timely notice to our Corporate Secretary prior to the meeting at which directors are to be elected. To be timely, notice must be delivered to the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. (In the event, however, that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company, whichever occurs later).

Such stockholder’s notice must include certain information about the nominee, including his or her name, age, business address and residence address, principal occupation or employment, the class and number of shares of our capital stock which are beneficially owned by the person and such other information as would be required to be disclosed in a proxy statement soliciting proxies for the election of the proposed nominee. In addition, the notice must contain certain information about the stockholder proposing to nominate that person. The foregoing requirements of Section 3.03 of our bylaws are deemed satisfied by a stockholder if the stockholder has notified the Company of his or her intention to present a nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and such stockholder’s nomination has been included in a proxy statement that has been prepared by us to solicit proxies for such annual meeting. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director.

Related Party Transactions

The Board of Directors has adopted written policies and procedures for the review and approval of transactions between the Company and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of five percent or more of our outstanding capital stock and members of their immediate families. The Board of Directors has delegated to the Ethics and Corporate Responsibility Committee the authority to review and approve the material terms of any proposed related party transactions. To the extent that a proposed related party transaction may involve a non-employee director or nominee for election as a director and may be material to a consideration of that person’s independence, the matter is also considered by the Chairman of the Board of Directors and the Chairperson of the Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE

In determining whether to approve or ratify a related party transaction, the Ethics and Corporate Responsibility Committee considers, among other factors it deems appropriate, the potential benefits to the Company, the impact on a director’s or nominee’s independence or an executive officer’s relationship with or service to the Company, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. In deciding to approve a transaction, the Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related party. Any transactions involving the compensation of executive officers, however, are to be reviewed and approved by the Compensation Committee. If a related party transaction will be ongoing, the Ethics and Corporate Responsibility Committee may establish guidelines to be followed in the Company’s ongoing dealings with the related party. Thereafter, the Ethics and Corporate Responsibility Committee, on at least an annual basis, is to review and assess ongoing relationships with the related party to determine whether they are in compliance with the Committee’s guidelines and that the related party transaction remains appropriate.

Communications with the Board of Directors

Any interested party may contact directors by writing to them either individually, the independent directors as a group, the Lead Director or the Board of Directors generally at the following address:

SAIC, Inc.

Attention: Corporate Secretary

10260 Campus Point Drive, M/S D-7

San Diego, CA 92121

Communications sent to an individual director or to the Lead Director will be forwarded directly to such individual. Communications sent to the Board of Directors will be forwarded to the Chairman of the Board of Directors and to the Lead Director. Communications sent to the independent directors as a group will be forwarded to the Lead Director on behalf of all independent directors.

SAIC, Inc. Proxy Statement  11

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objectives of Compensation Program

Our compensation program is designed to attract, retain, motivate and reward talented employees who can help contribute to our long-term financial performance and build value for our stockholders. The Compensation Committee of our Board of Directors is responsible for overseeing our compensation program, including compensation awarded to our Chief Executive Officer, Chief Financial Officer and other most highly-compensated executive officers who have been designated as our Named Executive Officers for fiscal 2008.

In overseeing this program and determining the relevant amounts and types of compensation to be awarded to our executives, the Compensation Committee considers the following principles:

•

Compensation Should Be Competitive in the Marketplace. In order to help us attract and retain talented executives, the amount and type of compensation that we provide needs to be competitive when compared to that provided by companies with whom we compete for talent.

•

Compensation Should Reflect an Individual’s Responsibility and Specific Contributions. The amount and type of compensation awarded to our executive officers should reflect their individual job responsibilities, their achievement of the performance expectations placed upon them by our Chief Executive Officer, Board of Directors and Compensation Committee and taking into account their contributions to the Company.

•

Compensation Should Reflect Company Performance. A substantial portion of the total compensation received by our executive officers should be directly tied to and contingent upon the performance of the Company as a whole, including the performance of operational units under their management.

•

Compensation Should Focus our Executive Officers on Long-Term Financial Performance. A substantial portion of the total compensation should be delivered in the form of vesting equity awards, including stock options and restricted stock, in order to align the long-term interests of our executive officers with those of our stockholders.

•	Compensation Should Be Fair. Individual compensation levels should reflect differences in job responsibilities, geographies and marketplace considerations.

•

Perquisites and Personal Benefits Should be Limited in Amount. Any perquisites and other personal benefits should be modest in amount and limited in nature to those made available to our employees generally.

•	Compensation Should Be Cost-Effective. The compensation we provide should be cost-effective and structured, to the extent possible, to maximize favorable tax and accounting benefits for the Company.

Methodology for Determining Compensation

Operation of the Compensation Committee

The Compensation Committee approves the compensation to be awarded to all of our executive officers, including our Named Executive Officers. The Compensation Committee consists entirely of independent directors. The duties and responsibilities of our Compensation Committee are set forth in a written charter, which has been approved by our Board of Directors, and are described in this proxy statement under the caption “Corporate Governance—Board of Directors Meetings and Committees.”

Role of Compensation Consultant

The Compensation Committee engages its own independent compensation consultant to provide benchmarking and market data and to perform analyses and make recommendations to the Committee. The consultant only serves the Committee in an advisory role and does not decide or approve any compensation actions. Pearl Meyer & Partners served in this consulting capacity during fiscal 2008 and assisted in identifying peer companies and labor markets for executive compensation and performance comparisons, reviewing survey information regarding executive compensation practices of comparable companies and recommending market competitive compensation levels for our executives, including our Named Executive Officers. The only services that Pearl Meyer & Partners provided to the Company were advising the Compensation Committee and assisting in the compilation of data for inclusion in this proxy statement at the request of the Compensation Committee.

Principal Elements of Compensation

Under the direction of our Compensation Committee, we provide the following principal elements of compensation to our executive officers, which we collectively refer to as “direct compensation”:

•	Base salary—We provide a fixed base salary to our executive officers to compensate them for services provided to the Company during the fiscal year;

•

Cash incentive awards—We provide cash incentive awards to our executive officers which vary in amount depending upon the achievement of certain predetermined goals and objectives for the fiscal year; and

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COMPENSATION DISCUSSION AND ANALYSIS

•

Equity incentive awards—We provide equity incentive awards to our executive officers comprised of stock options and shares of restricted stock which are intended to reward them for prior performance and to motivate them to stay with the Company and build stockholder value through their future performance.

In addition to these principal elements of direct compensation, we provide our executive officers with other benefits generally available to all eligible employees, such as participation in our health and retirement plans. We also provide our executive officers with certain change-in-control benefits.

Considerations in Determining Direct Compensation

As part of its methodology for determining the relevant amounts of direct compensation to be awarded to our executive officers, our Compensation Committee considers Company performance and individual performance as measured against performance goals and criteria, as well as comparative market data for peer companies with whom we compete for executive talent. Our Compensation Committee reviews and approves the amounts of direct compensation to be provided to our executive officers for each fiscal year. At the beginning of each fiscal year, the Committee reviews and approves (i) the amount of base salary to be provided for the upcoming year, (ii) the target and maximum amount of the cash incentive awards that may be earned for the year and the performance goals and criteria upon which the amounts of the awards will be determined and (iii) the amount of equity incentive awards. At the end of each fiscal year, the Committee approves the payment of cash incentive awards which are based upon the achievement of the predetermined performance goals and criteria.

Company Performance

The Committee considers the performance of the Company, including any corporate or operational units under an executive officer’s management. In particular, Company performance determines the amount of any cash incentive awards to be paid at the end of the fiscal year, as such amounts are principally determined based upon the Company’s achievement of financial and operational objectives set at the beginning of the fiscal year.

Individual Performance

Our Compensation Committee considers individual performance during the prior fiscal year in setting base salaries. As part of this exercise, the Committee reviews a performance assessment for each of our executive officers, as well as compensation recommendations provided by the Chief Executive Officer and Executive Vice President for Human Resources. In addition, the Committee considers whether the executive officer has achieved certain predetermined objectives applicable to his or her organization, his or her individual contributions to the Company and other leadership accomplishments. With respect to our Chief Executive Officer, the Compensation Committee meets in executive session and evaluates his performance based on his achievement of certain performance objectives that were established and agreed-upon at the beginning of the fiscal year. The Committee also considers the Chief Executive Officer’s general contributions to the Company’s performance and other leadership accomplishments. If any executive officer has demonstrated exceptional performance that the Compensation Committee determines is not fully recognized through the predetermined incentive award criteria, such exceptional contributions are generally rewarded in the form of discretionary cash bonuses rather than increases in base salary. The individual performance goals consist of objectives established relating to matters such as success in retaining and obtaining new customers; building capability through training and retaining workforce and certain other financial and operational goals.

Comparable Market Data

Finally, the Compensation Committee considers the amount of direct compensation we provide relative to that provided by peer companies with whom we compete for executive talent with similar roles and responsibilities. To assist with this effort, the Compensation Committee engages a national compensation consulting firm to review and benchmark each element of direct compensation we provide to our executive officers.

For fiscal 2008, Pearl Meyer & Partners compared each element of direct compensation we provide to our Chief Executive Officer and Chief Financial Officer against that provided by other publicly-traded engineering, information technology, consulting and defense companies, which we refer to as our “Compensation Peer Group.” The Compensation Peer Group for fiscal 2008 consisted of the following companies:

• Accenture, Ltd.	• Electronic Data Systems Corporation	• Rockwell Collins, Inc.

• Affiliated Computer Services, Inc.	• Fiserv, Inc.	• Synnex Corporation

• Automatic Data Processing, Inc.	• General Dynamics Corporation	• Unisys Corporation

• Computer Sciences Corporation	• L-3 Communications Holdings, Inc.	• URS Corporation

• CGI Group, Inc.	• Raytheon Company

SAIC, Inc. Proxy Statement  13

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Peer Group is periodically reviewed and updated by the Committee and consists of companies that the Committee believes have similar revenues and industry focus to ours, as well as companies against which we compete for talent and stockholder investment. In order to help provide better comparative data and analysis, the Compensation Peer Group is structured so that no company within the survey has annual revenues greater than three times or less than approximately one-third of ours. For comparison purposes for fiscal 2008, our annual revenues were at approximately 106% of the median revenues of the Compensation Peer Group. We made minor modifications to our Compensation Peer Group in fiscal 2008 to eliminate three companies that are no longer considered to be sufficiently reflective of our industry and to add Raytheon Company, an industry competitor that first met our Compensation Peer Group revenue criteria in fiscal 2008.

In addition to the Compensation Peer Group, Pearl Meyer & Partners also reviewed survey information regarding compensation that other comparable companies provide to their chief executive officer, chief financial officer and other members of senior management. These surveys include companies that have similar industry focus to ours. For our Group Presidents, we compare the compensation we provide against compensation received by peer company managers of operational units or subsidiaries of similar size to our groups.

The Compensation Committee considers this survey data and analysis when evaluating appropriate levels of direct compensation. To be competitive in the market for our executive-level talent, the Committee generally will:

•

target overall compensation for our executive officers at the median compensation levels paid to similarly situated executives of the companies in the Compensation Peer Group for each element of compensation and overall, although the actual cash incentive awards paid will vary based on operating performance and may therefore generate compensation that is higher or lower than the market median;

•	award higher levels of compensation, when appropriate, in recognition of the importance or uniqueness of the role of an executive officer and

•	provide market competitive levels of executive compensation on an ongoing basis, without regard to the executive’s wealth accumulation resulting from prior awards of equity compensation.

Direct Compensation for Fiscal 2008

Compensation Mix

Direct compensation to our Named Executive Officers for fiscal 2008 was comprised of (i) a fixed base salary to compensate them for services provided to the Company during the fiscal year; (ii) cash incentive awards based upon the achievement of certain predetermined goals and objectives for the fiscal year and (iii) equity incentive awards comprised of stock options and shares of restricted stock intended to reward them for prior and future performance, as well as to motivate them to stay with the Company and build stockholder value.

The charts below depict each principal element of compensation as a percentage of total compensation for (a) our Chief Executive Officer and (b) our other Named Executive Officers as a group for fiscal 2008.

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COMPENSATION DISCUSSION AND ANALYSIS

As indicated above, base salary represented a minor portion of overall compensation compared to performance-based cash incentive awards and equity incentive awards. The allocation of a significant portion of overall compensation to cash incentive awards demonstrates our Compensation Committee’s belief that a substantial portion of total compensation should reflect the actual achievement of predetermined individual and company goals. The allocation of a major portion of compensation in the form of restricted stock and stock option awards reflects the principle that a substantial portion of total compensation should be delivered in the form of vesting equity awards in order to align the long-term interests of our executive officers with those of our stockholders. The Compensation Committee has concluded that stock options (rather than restricted stock) should constitute the majority of the equity incentive awards, since such options only have value to the extent that our stock price appreciates.

Our Chief Executive Officer’s total compensation was higher than our other Named Executive Officers in fiscal 2008, reflecting his important leadership responsibility, his experience level and the compensation levels of Chief Executive Officers of peer companies.

The various amounts of direct compensation provided to our Named Executive Officers for fiscal 2008 are set forth in more detail in the tables in this proxy statement under the caption “Executive Compensation.”

Base Salary

In approving the fiscal 2008 base salaries for our Named Executive Officers and other executive officers, the Compensation Committee considered the survey data and analysis which indicated that base salaries for our executive officers were set at approximately the median levels. The base salary of our Chief Executive Officer remained unchanged. While base salaries of our executive officers are set at competitive levels, the Committee believes that a significant portion of our executive officers’ direct compensation should consist of cash and equity incentive awards (described below) which are variable in amount and tied to financial and operational results and individual performance.

Cash Incentive Awards

We provided cash incentive awards to our executive officers in fiscal 2008, the amounts of which depended upon the achievement of specific financial, operational and individual performance goals approved by the Compensation Committee. For our Named Executive Officers, the target and maximum bonus amounts for the fiscal 2008 cash incentive awards, and the amounts of the awards actually earned by the officers, were as follows:

	Fiscal 2008 Cash Incentive Awards
Named Executive Officer	Target Bonus	Maximum Bonus	Actual Payout
Kenneth C. Dahlberg	$1,250,000	$1,875,000	$1,050,000
Mark W. Sopp	450,000	675,000	400,000
Lawrence B. Prior III (1)	528,000	792,000	485,000
Deborah H. Alderson	400,000	600,000	370,000
Douglas E. Scott	350,000	525,000	300,000
Larry J. Peck (2)	400,000	600,000	400,000

(1)

The Target and Maximum Bonus amounts for Lawrence B. Prior III reflect a combination of partial-year amounts due to adjustments made in connection with his promotion from Group President to Chief Operating Officer on September 22, 2007.

(2)

Mr. Peck ceased to be an executive officer on June 2, 2007, but continued to work for the Company in another capacity for the remainder of the fiscal year. The target bonus set out above was set near the beginning of the fiscal year when he was serving as a Group President.

In the first quarter of fiscal 2008, the Compensation Committee approved the target and maximum bonus amounts for the cash incentive awards and the performance goals and criteria upon which the amounts of the awards would be determined. Following the end of fiscal 2008, the Committee approved the payment of cash incentive awards based upon the achievement of the predetermined goals and criteria. The methodology used by the Compensation Committee in determining these amounts was as follows:

•

Target and Maximum Bonus. The Compensation Committee set the target amount of the cash incentive award for each executive at between 50% and 125% of his or her base salary. In approving these targets, the Compensation Committee reviewed and considered the survey data and analysis which indicated that average targets for our cash incentive awards, including that for our Chief Executive Officer, were generally at the market median for companies in the Compensation Peer Group and published surveys. In addition, the target amount was structured to comprise a significant portion of an executive officer’s total cash compensation for the fiscal year. In structuring the components of direct compensation in this way, the Compensation Committee intended that a substantial portion of an executive officer’s cash compensation for the fiscal year would therefore be “at risk” and dependent on performance during the fiscal year. The actual amount of the bonus was structured to range from 0% to 150% of the target amount, based

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COMPENSATION DISCUSSION AND ANALYSIS

upon the extent to which performance under each of the criteria was met, exceeded or was below target. However, to the extent that performance was less than 80% as measured against our performance goals, no bonus amount was to be paid with respect to such performance criteria.

•

Performance Goals. The actual amount of the cash incentive award to be paid at the end of fiscal 2008 was to be determined based upon the achievement of financial, operational and individual performance goals determined at the beginning of the fiscal year. In general, Company performance goals approved by the Committee are based upon the stated financial and operating objectives of the Company and operating units. The individual performance goals generally relate to matters such as success in retaining and obtaining new customers; building capability through training and retaining workforce and certain other financial and operational goals.

Our Compensation Committee agreed that 70% of the fiscal 2008 cash incentive awards for members of corporate executive management, with the exception of Group Presidents, was to be determined according to the achievement of the following corporate financial performance goals and the remainder was to reflect individual achievement. The corporate financial performance metrics and their relative weightings were:

•	revenue (30%),

•	operating income (30%),

•	operating cash flow (20%) and

•	bookings (20%).

The targets for these financial performance metrics were set such that if the Company achieved the financial results provided as guidance to investors, annual incentive awards would be paid at approximately target levels. Revenue guidance for fiscal 2008 contemplated a modest increase in year-over-year internal growth. Earnings per share guidance for fiscal 2008 reflected expectations for operating income growth greater than targeted revenue growth. We exceeded our targets for both internal revenue and operating income in fiscal 2008. Operating cash flow target guidance assumed that working capital, measured as a percentage of revenue, would remain relatively constant. The bookings target was set at a level to achieve backlog growth in excess of the revenue growth target. The operating cash flow and bookings targets were not met in fiscal 2008.

The remaining 30% of the cash incentive awards for our corporate executive management, other than Group Presidents, was to be based upon the achievement of individual performance objectives. These objectives were aligned with and contributed to achieving our fiscal 2008 enterprise financial and operational goals.

For our Group Presidents, 30% of the cash incentive awards was to be determined according to our achievement of the corporate financial and operational performance goals set forth above, with 50% of the award to be determined according to the financial performance of their respective group and 20% to be based upon other personal and operational goals for their group relating to their success in obtaining new customers, developing and retaining their personnel and certain other financial and operational goals.

•

Determination of Award Amounts. Following the end of fiscal 2008, the Compensation Committee reviewed financial and individual performance during the year and approved the cash incentive award payments to be made to each of our executive officers. In evaluating fiscal 2008 financial performance, the Compensation Committee recognized that the Company exceeded its objectives with respect to revenue and operating income, but fell short with respect to its objectives regarding operating cash flow and bookings. In analyzing individual performance, the Compensation Committee reviewed detailed written justifications concerning the individual’s level of achievement and also considered input from the Chief Executive Officer with respect to the degree of success and the difficulty of achieving the individual performance goals. Ultimately, weighted average scores for such financial/operational and individual objectives were determined, which were applied against the target bonus applicable to such objectives. The actual payouts for each of our Named Executive Officers, other than Mr. Peck, were below targeted amounts for fiscal 2008 since two of the four financial performance objectives discussed above were not achieved at target. Mr. Peck received his targeted bonus pursuant to the terms of his agreement to transition from Group President status.

Equity Incentive Awards

The Compensation Committee grants equity incentive awards to focus our executives on long-term financial performance and increased stockholder value and to motivate the executives to remain with us through the vesting periods for these awards. The amounts of these awards are determined based on market data and vary based upon an executive officer’s position and responsibilities. Because these equity awards are generally intended to help motivate our executive officers to stay with the Company and to continue to build stockholder value, the Compensation Committee generally does not consider an executive officer’s current stock or option holdings in making additional awards, except to the extent that the Committee approves additional equity awards to further motivate the individual to remain with the Company. The Compensation Committee has determined that stock options (rather than restricted stock) should constitute the majority of the value of equity incentive awards, since such options only have value to the extent that our stock price appreciates.

Prior to making the fiscal 2008 equity incentive awards to our executive officers, the Compensation Committee reviewed the survey analysis which indicated that the value of the equity awards issued to our executive officers for the prior fiscal year

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COMPENSATION DISCUSSION AND ANALYSIS

was below the median for companies in the Compensation Peer Group and published surveys. The Compensation Committee approved the grant of equity incentive awards with values at approximately the median when compared to our Compensation Peer Group.

Stock Ownership Guidelines and Policies

We encourage our employees to have significant holdings in our stock so that they are motivated to maximize our long-term performance and stock value. Under stock ownership guidelines we have established, all executive officers are expected to acquire and maintain stockholdings in an amount at least equal to five times their base salary within a maximum of seven years following their appointment as an executive officer. For purposes of calculating an individual’s holdings, we include vested shares (including those held in our deferred compensation and retirement plans) as well as the in-the-money value of stock options. After an individual attains his or her minimum stockholdings during this initial seven-year period, we expect that he or she will retain sufficient shares from option exercises so that the in-the-money value of stock options will no longer be considered in determining their ownership multiple.

In addition to these ownership guidelines, we have also established policies for our executive officers relating to certain short-term or speculative transactions in our securities that we believe carry a greater risk of liability for insider trading violations and also create an appearance of impropriety. For example, our executive officers are not permitted to engage in any short sales or any trading in puts, calls or other derivatives on an exchange or other organized market. In addition, our executive officers are required to pre-clear all transactions in our securities.

Other Benefits Provided in Fiscal 2008

In addition to the elements of direct compensation described above, we also provide our executive officers with the following benefits:

Health and Welfare Benefits

Our executive officers are entitled to participate in all health and welfare plans that we generally offer to all of our eligible employees, which provide medical, dental, health, group term life insurance and disability benefits. In addition to disability benefits that we generally make available to all of our employees, we have agreed to provide our Chief Executive Officer with disability payments in an amount up to 70% of his then-current salary if he is disabled prior to his reaching age 65. We believe that these health and welfare benefits are reasonable in scope and amount and are typically offered by other companies against which we compete for executive talent.

Retirement Benefits

Our executive officers are entitled to participate in our retirement plan that is generally available to all eligible employees. The Compensation Committee believes that this retirement program permits our executives to save for their retirement in a tax-effective manner at minimal cost to us and is of the kind typically offered by other companies against which we compete for executive talent. We do not maintain a defined benefit or other supplemental retirement plan for our executive officers.

Deferred Compensation Plans

We maintain two deferred compensation plans that allow eligible participants to elect to defer all or a portion of any cash or equity incentive awards granted to them under our cash incentive or stock plans. We make no contributions to participant accounts under these plans. Deferred balances under either plan will generally be paid upon retirement or termination. These plans are described in more detailed under “Nonqualified Deferred Compensation” in this proxy statement.

Perquisites and Personal Benefits

We do not provide substantial perquisites and personal benefits to our executive officers that are not otherwise available to other employees. During fiscal 2008, our Compensation Committee reevaluated the perquisites and personal benefits we previously provided to our executive officers and decided to cease offering financial planning and tax preparation services in the future, as well as the reimbursement of costs for social club memberships, which had been provided to several former executive officers.

Potential Change in Control Benefits

We have entered into severance protection agreements with our executive officers that would provide them with payments and benefits in the event that their employment were to be involuntarily terminated following an acquisition of the Company as further described in this proxy statement under “Executive Compensation—Potential Payment Upon a Change in Control.” We believe that these agreements provide an important benefit to the Company by helping alleviate any concern the executive officers might have during a potential change in control of the Company and permitting them to focus their attention on completing a pending transaction. In addition, we believe that these agreements are an important recruiting and

SAIC, Inc. Proxy Statement  17

COMPENSATION DISCUSSION AND ANALYSIS

retention tool, as many of the companies with which we compete for talent have similar arrangements in place for their senior management.

These severance protection agreements renew for successive one-year terms each year, unless not later than October 31 st of the prior year, either the Compensation Committee or the executive officer decides not to extend the term of the agreement. This annual term permits our Compensation Committee to regularly review the amount of benefits that would be provided to our executive officers in connection with a change in control and to consider whether to continue providing such benefits. For example, in October 2006, the Compensation Committee exercised this right and approved new severance protection agreements that provided reduced benefits and limited the circumstances under which executive officers would receive benefits.

In addition to the benefits provided by the severance protection agreements, the terms of the Company’s 1999 Stock Incentive Plan, 1984 Bonus Compensation Plan and deferred compensation plans generally provide for accelerated vesting upon a change in control. The Company’s 2006 Equity Incentive Plan generally only provides for accelerated vesting upon the occurrence of a change in control if the participant’s employment is terminated. These acceleration provisions are generally applicable to all grants of options or restricted stock made to all of our employees, including our executive officers.

Other than the change in control benefits described above, we are not obligated to offer any kind of severance benefits to our executive officers. In addition, our executive officers are employees-at-will and as such do not have any employment agreements with us, other than standard employee offer letters.

Tax Considerations

We attempt to provide compensation that is structured, to the extent possible, to maximize favorable accounting, tax and similar benefits for the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation in excess of $1,000,000 paid in any one year to the Chief Executive Officer and certain other highly compensated officers. Qualified performance-based compensation will not be subject to this deduction limit if certain requirements are met.

The Compensation Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) in designing and implementing our compensation programs and arrangements. As indicated above, a portion of our cash incentive awards is determined based upon the achievement of certain predetermined financial performance goals, which permits us to deduct such amounts pursuant to Section 162(m). In addition, under “Proposal II—Approval of an Amendment to our 2006 Equity Incentive Plan,” we are seeking stockholder approval of certain modifications to the plan for purposes of Section 162(m).

While we will continue to monitor our compensation programs in light of Section 162(m), the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders. As a result, the Compensation Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of the Company and our stockholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Wolfgang H. Demisch

Miriam E. John

Harry M.J. Kraemer, Jr.

Edward J. Sanderson, Jr. (Chairperson)

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EXECUTIVE COMPENSATION

The following tables set forth information regarding certain cash, incentive, equity and other compensation earned during fiscal 2008 by (i) our Chief Executive Officer, (ii) our Executive Vice President and Chief Financial Officer, (iii) our three other most highly-compensated executive officers for fiscal 2008 and (iv) our former Group President. We refer to these executive officers in this proxy statement as our “Named Executive Officers.”

Reorganization Merger and Special Cash Dividend Paid In Fiscal 2007

In October 2006, in connection with becoming a publicly-traded company, we completed a reorganization merger pursuant to which our predecessor company, Science Applications International Corporation (which we refer to as “Old SAIC”), became our 100%-owned subsidiary and shares of Old SAIC common stock were exchanged for shares of our class A preferred stock. Prior to this reorganization merger, the Board of Directors of Old SAIC declared a special cash dividend on shares of Old SAIC common stock, which was paid in November 2006. As a result of these transactions, outstanding stock and option awards previously issued by Old SAIC under its equity incentive plans for shares of Old SAIC common stock were converted into awards for shares of our class A preferred stock and the number and exercise prices of outstanding options were proportionately adjusted for the reorganization merger and the payment of the special dividend. These prior awards were issued by Old SAIC under its predecessor plans.

All information in the following tables with respect to stock and option awards issued under these predecessor plans has been adjusted to reflect this exchange and the declaration and payment of the special dividend. For more information regarding the initial public offering, reorganization merger and special dividend, please refer to “Note 1. Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 28, 2008.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Named Executive Officers for service to the Company during fiscal 2008 and, if applicable, fiscal 2007, whether or not such amounts were paid in such year:

Name and principal position	Year (1)	Salary (2)	Bonus (3)	Stock awards (4)	Option awards (4)	Non-equity incentive plan compensation	All other compensation (5)		Total
Kenneth C. Dahlberg	2008	1,000,000	—	1,123,104	3,267,045	1,050,000	13,319		6,453,468
Chairman and Chief Executive Officer	2007	1,000,000	—	859,381	2,263,425	1,325,000	1,544,160	(6)	6,991,966

Mark W. Sopp	2008	508,654	—	109,386	388,110	400,000	13,377		1,419,527
Executive Vice President and Chief Financial Officer	2007	474,038	60,000	25,003	224,849	440,000	41,233	(6)	1,265,123

Lawrence B. Prior III	2008	519,231	—	170,342	406,901	485,000	13,642		1,595,116
Chief Operating Officer

Deborah H. Alderson	2008	409,038	—	213,038	389,417	370,000	14,265		1,395,758
Group President

Douglas E. Scott	2008	464,423	—	93,522	535,957	300,000	13,354		1,407,256
Executive Vice President, General Counsel and Secretary

Larry J. Peck (7)	2008	345,962	—	267,434	581,008	400,000	13,377		1,607,781
Former Group President	2007	384,423	—	178,230	1,134,984	400,000	521,630	(6)	2,619,267

(1)	Compensation for Lawrence B. Prior III, Deborah H. Alderson and Douglas E. Scott is provided only for fiscal year 2008 because they were not Named Executive Officers in fiscal year 2007.

(2)	This column includes amounts paid in lieu of accrued and unused comprehensive leave time.

(3)	This column includes amounts awarded to Mr. Sopp in fiscal 2007 in special recognition for his efforts in completing our initial public offering and reorganization merger. All other cash bonuses awarded to our Named Executive Officers for their service in fiscal 2007 and 2008 are included under “Non-equity incentive plan compensation.”

(4)

These columns reflect the dollar amounts that were recognized in each fiscal year for financial statement reporting purposes under Statement of Financial Accounting Standards (SFAS) No. 123(R) with respect to stock and option awards granted to our Named Executive Officers in and prior to that fiscal year. In addition, because we adopted SFAS 123(R) utilizing the prospective method for stock-based awards granted prior to September 1, 2005 (the date we made our initial filing with the SEC for our initial public offering), for purposes of this Summary Compensation Table we have computed and determined the associated value for option awards granted prior to September 1, 2005 as if we had adopted SFAS 123(R) utilizing the modified prospective method for those awards. As required by SEC rules, the amounts shown exclude the impact of estimated

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EXECUTIVE COMPENSATION

forfeitures related to service-based conditions. For more information regarding our application of SFAS 123(R), including the assumptions used in the calculations of these amounts, please refer to Note 10 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 28, 2008.

Because these amounts reflect accounting expenses for these awards, they do not necessarily correspond to the actual value that will be realized by the Named Executive Officers.

(5)	Amounts shown in this column for fiscal 2008 represent matching funds and profit sharing and ESOP contributions that we made on behalf of our Named Executive Officers pursuant to the SAIC Retirement Plan.

(6)	Includes the following amounts of the special cash dividend paid in connection with our reorganization merger in October 2006 with respect to shares of our restricted stock held directly by these Named Executive Officers or stock units held in their accounts under our Key Executive Stock Deferral Plan: (a) $1,515,765 for Kenneth C. Dahlberg; (b) $34,575 for Mark W. Sopp and (c) $506,790 for Larry J. Peck.

(7)	Effective as of June 2, 2007, Mr. Peck resigned as a Group President but continued to serve in another capacity during the remainder of fiscal 2008.

Grants of Plan-Based Awards

The following table sets forth information regarding the cash and equity incentive awards made to our Named Executive Officers in fiscal 2008 pursuant to our 2006 Equity Incentive Plan, including any portion of such awards deferred into our Key Executive Stock Deferral Plan:

Name	Grant date	Estimated future payouts under non-equity incentive plan awards (1)			All other stock awards; number of shares of stock or units (2)	All other option awards; number of securities underlying options (3)	Exercise or base price of option awards	Grant date fair value of stock and option awards
		Threshold	Target	Maximum
Kenneth C. Dahlberg	3/29/2007	$750,000	$1,250,000	$1,875,000	—	—	—	—
	3/29/2007	—	—	—	—	500,000	$17.61	$2,496,450
	3/29/2007	—	—	—	56,786	—	—	1,000,001

Mark W. Sopp	3/29/2007	270,000	450,000	675,000	—	—	—	—
	3/29/2007	—	—	—	22,715	—	—	400,011
	3/29/2007	—	—	—	—	155,000	$17.61	773,900

Lawrence B. Prior III	3/29/2007	157,800	263,000	394,500	—	—	—	—
	3/29/2007	—	—	—	—	115,000	$17.61	574,184
	3/29/2007	—	—	—	34,072	—	—	600,008
	9/22/2007	159,000	265,000	397,500	—	—	—	—
	12/20/2007	—	—	—	—	110,000	$20.12	554,125

Deborah H. Alderson	3/29/2007	240,000	400,000	600,000	—	—	—	—
	3/29/2007	—	—	—	—	115,000	$17.61	574,184
	3/29/2007	—	—	—	17,036	—	—	300,004

Douglas E. Scott	3/29/2007	210,000	350,000	525,000	—	—	—	—
	3/29/2007	—	—	—	11,754	—	—	206,988
	3/29/2007	—	—	—	—	95,000	$17.61	474,326
	3/29/2007	—	—	—	1,307	—	—	23,016

Larry J. Peck	3/29/2007	240,000	400,000	600,000	—	—	—	—
	3/29/2007	—	—	—	17,036	—	—	300,004
	3/29/2007	—	—	—	—	115,000	$17.61	574,184

(1)	Amounts in these columns represent the threshold, target and maximum amounts of cash incentive awards that were payable to our Named Executive Officers in fiscal 2008. The target amounts for the cash incentive awards were equal to between 50% and 125% of a Named Executive Officer’s base salary for fiscal 2008. The threshold amounts represented 60% of the target amounts and the maximum amounts represented 150% of the target amount. The actual amounts that were paid to our Named Executive Officers with respect to fiscal 2008 are set forth in the table entitled “Summary Compensation Table” under the column headed “Non-equity incentive plan compensation.”

(2)

Amounts in this column represent the number of shares of class A preferred stock underlying restricted stock or restricted stock units issued to our Named Executive Officers as part of the equity incentive awards issued in fiscal 2008. Our Key Executive Stock Deferral Plan allows eligible participants to elect to defer all or a portion of their restricted stock awards granted under our stock plans into stock units. All restricted stock and restricted stock units issued to our Named Executive Officers

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vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively. With respect to the information set forth in the column, the following Named Executive Officers deferred their awards into the following number of corresponding restricted stock units in our Key Executive Stock Deferral Plan: (a) Kenneth C. Dahlberg, 56,786; (b) Deborah H. Alderson, 8,518; (c) Lawrence B. Prior III, 34,072 and (d) Douglas E. Scott, 1,307.

(3)	Amounts in this column represent the number of shares of common stock underlying options issued to our Named Executive Officers during fiscal 2008. All such options vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding option and restricted stock awards issued pursuant to our 2006 Equity Incentive Plan, 1999 Stock Incentive Plan and Amended and Restated 1984 Bonus Compensation Plan that were held by our Named Executive Officers at the end of fiscal 2008, including awards previously deferred under our Key Executive Stock Deferral Plan:

	Option awards (1)				Stock awards
Name	Number of securities underlying unexercised options (exercisable)	Number of securities underlying unexercised options (unexercisable)	Option exercise price	Option expiration date	Number of shares of stock or units that have not vested		Market value of shares of stock or units that have not vested (4)
					Restricted Stock (2)	Restricted Stock Units (3)
Kenneth C. Dahlberg	192,269	—	$10.60	11/2/2008	—	80,236	$1,516,460
	224,996	—	$10.60	11/2/2008	—	—	—
	53,998	36,000	$12.17	3/7/2009	—	—	—
	53,998	35,999	$12.45	5/18/2009	—	—	—
	59,997	89,996	$13.52	3/31/2010	—	—	—
	89,995	134,994	$13.52	3/31/2010	—	—	—
	89,995	134,994	$13.52	3/31/2010	—	—	—
	120,000	480,000	$14.64	3/20/2011	—	—	—
	—	500,000	$17.61	3/28/2012	—	—	—

Mark W. Sopp	77,994	116,993	$14.46	12/5/2010	—	2,766	52,277
	—	155,000	$17.61	3/28/2012	22,715	—	429,314

Lawrence B. Prior III	3,099	14,400	$12.71	11/11/2009	—	34,072	643,961
	117	176	$13.52	2/15/2010	5,458	—	103,156
	1,199	1,800	$13.52	2/15/2010	—	—	—
	29,998	44,998	$13.52	3/30/2010	—	—	—
	24,000	96,000	$14.64	3/20/2011	—	—	—
	—	115,000	$17.61	3/28/2012	—	—	—
	—	110,000	$20.12	12/19/2012	—	—	—

Deborah H. Alderson	110	165	$14.46	11/21/2010	—	26,514	501,115
	1,199	1,800	$14.46	11/21/2010	8,518	—	160,990
	41,997	62,996	$14.46	11/21/2010	—	—	—
	24,000	96,000	$14.64	3/20/2011	—	—	—
	—	115,000	$17.61	3/28/2012	—	—	—

Douglas E. Scott	80,998	54,000	$12.17	4/1/2009	—	2,832	53,525
	47,997	71,997	$13.52	3/31/2010	15,617	—	295,161
	24,000	96,000	$14.64	3/20/2011	—	—	—
	—	95,000	$17.61	3/28/2012	—	—	—

Larry J. Peck	18,000	35,999	$12.17	4/1/2009	23,700	—	447,930
	23,998	71,997	$13.52	3/31/2010	—	—	—
	24,000	96,000	$14.64	3/20/2011	—	—	—
	—	115,000	$17.61	3/28/2012	—	—	—

(1)

Information in this column relates to options to purchase shares of class A preferred stock (for options issued prior to October 2006) or shares of common stock (for options issued after October 2006) held by our Named Executive Officers at the end of fiscal 2008. All such options were granted five years prior to the date immediately following their respective expiration dates and vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively.

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EXECUTIVE COMPENSATION

(2)

Information in this column relates to shares of our class A preferred stock underlying restricted stock awards held by our Named Executive Officers at the end of fiscal 2008. All shares of restricted stock vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively.

At the end of fiscal 2008, our Named Executive Officers held the following number of shares of restricted stock in which they had not yet vested:

	Number of Unvested Shares	Grant Date
Mark W. Sopp	22,715	3/29/07

Lawrence B. Prior III	1,073	9/8/04
	741	3/31/05
	3,644	3/21/06

Deborah H. Alderson	8,518	3/29/07

Douglas E. Scott	1,731	4/1/05
	2,132	3/21/06
	11,754	3/29/07

Larry J. Peck	1,096	4/2/04
	1,924	4/1/05
	3,644	3/21/06
	17,036	3/29/07

(3)

Information in this column relates to restricted stock units held by our Named Executive Officers at the end of fiscal 2008 in our Key Executive Stock Deferral Plan. All restricted stock units vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively.

At the end of fiscal 2008, our Named Executive Officers held the following number of restricted stock units in which they had not yet vested:

	Number of Unvested Units	Grant Date
Kenneth C. Dahlberg	8,877	4/1/05
	14,573	3/21/06
	56,786	3/29/07

Mark W. Sopp	2,766	11/28/05

Lawrence B. Prior III	34,072	3/29/07

Deborah H. Alderson	14,353	8/1/05
	3,643	3/21/06
	8,518	3/29/07

Douglas E. Scott	1,095	4/2/04
	193	4/1/05
	237	3/21/06
	1,307	3/29/07

Any restricted stock awards previously deferred by our Named Executive Officers are also reflected in the table under the caption “Nonqualified Deferred Compensation” below.

(4)

The market value of the shares of restricted stock or restricted stock units for class A preferred stock is based upon $18.90, the closing sales price of our common stock on the New York Stock Exchange on January 31, 2008. Shares of our class A preferred stock are not listed on a public trading market but are convertible into shares of our common stock on a one-for-one basis.

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Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised and shares of class A preferred stock acquired upon vesting by our Named Executive Officers during fiscal 2008:

	Option awards		Stock awards
Name			Number of shares acquired on vesting
	Number of shares acquired on exercise	Value realized on exercise	Restricted stock (1)	Restricted stock units (2)	Value realized on vesting
Kenneth C. Dahlberg	114,546	$1,066,813	—	74,238	$1,472,751
	110,450	1,071,741	—	—	—
	32,727	311,672	—	—	—

Mark W. Sopp	—	—	—	922	18,634

Lawrence B. Prior III	18,500	109,274	537	—	9,945
	—	—	247	—	4,278
	—	—	910	—	16,380

Deborah H. Alderson	—	—	—	5,695	96,679

Douglas E. Scott	134,999	1,334,695	577	—	9,994
	—	—	532	—	9,576
	—	—	—	2,072	35,390

Larry J. Peck	17,999	178,131	1,400	—	25,060
	—	—	548	—	9,491
	—	—	642	—	11,119
	—	—	910	—	16,380

(1)

Information in this column relates to shares of our class A preferred stock underlying stock awards in which our Named Executive Officers vested in fiscal 2008. All shares of restricted stock vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(2)

Information in this column relates to restricted stock units for class A preferred stock in our Key Executive Stock Deferral Plan in which our Named Executive Officers vested in fiscal 2008. All restricted stock units vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. Any restricted stock awards previously deferred by our Named Executive Officers are reflected in the table under the caption “Nonqualified Deferred Compensation” below.

Nonqualified Deferred Compensation

We provided benefits to our Named Executive Officers during fiscal 2008 under the following nonqualified deferred compensation plans, which are summarized below:

•

The Keystaff Deferral Plan allows eligible participants to elect to defer all or a portion of any cash or vested equity incentive awards granted to them under our cash incentive or stock incentive plans. We make no contributions to participant accounts under the Keystaff Deferral Plan, although participant deferrals, which are reflected in dollars, earn interest during the deferral period. Distributions under the Keystaff Deferral Plan are then made to participants in cash. Deferred balances under this plan will generally be paid upon retirement or termination.

•

The Key Executive Stock Deferral Plan allows eligible participants to elect to defer all or a portion of their cash or equity incentive awards granted to them under our cash incentive or stock incentive plans. Participant deferrals generally correspond to share units of our class A preferred stock. Shares equivalent to deferrals may be deposited to a rabbi trust to fund benefits for participants. We make no contributions to participant accounts under the Key Executive Stock Deferral Plan. Distributions under the Key Executive Stock Deferral Plan are then made to participants in shares of class A preferred stock corresponding to the number of units held for the participant. Deferred balances under this plan will generally be paid upon retirement or termination.

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EXECUTIVE COMPENSATION

The following table sets forth information regarding deferrals under and aggregate earnings and withdrawals through our nonqualified deferred compensation plans:

Name	Plan	Executive contributions (1)	Aggregate earnings (2)	Aggregate withdrawals/ distributions	Aggregate balance at fiscal year end (3)
Kenneth C. Dahlberg	Keystaff Deferral Plan	—	—	—	—
	Key Executive Stock Deferral Plan	$1,000,001	$143,990	—	$4,892,983

Mark W. Sopp	Keystaff Deferral Plan	—	—	—	—
	Key Executive Stock Deferral Plan	—	1,614	—	87,129

Lawrence B. Prior III	Keystaff Deferral Plan	—	—	—	—
	Key Executive Stock Deferral Plan	600,008	43,953	—	643,961

Deborah H. Alderson	Keystaff Deferral Plan	—	—	—	—
	Key Executive Stock Deferral Plan	225,002	37,322	—	1,332,620

Douglas E. Scott	Keystaff Deferral Plan	—	—	—	—
	Key Executive Stock Deferral Plan	68,016	14,560	—	569,646

Larry J. Peck	Keystaff Deferral Plan	—	4,362	—	91,238
	Key Executive Stock Deferral Plan	—	20,093	—	1,085,011

(1)

Amounts in this column represent cash awards and/or the dollar value of shares of restricted stock in the form of our class A preferred stock issued in fiscal 2008 under our 2006 Equity Incentive Plan for services performed by our Named Executive Officers in fiscal 2007, which they deferred into the plan as follows: (a) Kenneth C. Dahlberg, 56,786 shares of restricted stock; (b) Deborah H. Alderson, 8,518 shares of restricted stock and cash awards converted into 4,293 share units; (c) Lawrence B. Prior III, 34,072 shares of restricted stock and (d) Douglas E. Scott, 1,307 shares of restricted stock and cash awards converted into 2,576 share units.

(2)

With respect to the Keystaff Deferral Plan, amounts in this column represent interest earned during fiscal 2008 with respect to cash amounts previously deferred based on the Moody’s Seasoned Corporate Bond Rate minus 1% (4.93% in calendar 2007).

With respect to the Key Executive Stock Deferral Plan, amounts in this column represent the aggregate increases or decreases in value of stock units corresponding to shares of our class A preferred stock during fiscal 2008. The market value of the shares of class A preferred stock is based upon $18.90, the closing sales price of our common stock on the New York Stock Exchange on January 31, 2008. Shares of our class A preferred stock are not listed on a public trading market but are convertible into shares of our common stock on a one-for-one basis.

(3)

Amounts in this column represent the value of the holders’ accounts at the end of fiscal 2008. With respect to the Key Executive Stock Deferral Plan, the amounts represent the value of stock units corresponding to shares of class A preferred stock held by the Named Executive Officers by reference to $18.90, the closing sales price of our common stock on the New York Stock Exchange on January 31, 2008. With respect to our Key Executive Stock Deferral Plan, our Named Executive Officers held the following number of stock units at the end of fiscal 2008: (a) Kenneth C. Dahlberg, 258,888; (b) Mark W. Sopp, 4,610; (c) Lawrence B. Prior III, 34,072; (d) Deborah H. Alderson, 70,509; (e) Douglas E. Scott, 30,140 and (f) Larry J. Peck, 57,408.

Potential Payment Upon a Change in Control

We have entered into the following agreements and arrangements with our Named Executive Officers that would provide them with certain payments and benefits in the event that the Company is subject to a change in control, which are described below:

•

Severance Protection Agreements. We have entered into severance protection agreements with each of our executive officers, including each of the Named Executive Officers, which provide that if the executive officer is involuntarily terminated without cause or resigns for good reason within a 24 month period following a change in control, he or she will be entitled to receive all accrued salary and a pro rata bonus for the year of termination, plus a single lump sum payment equal to two-and-one-half times the executive officer’s then current salary and bonus amount. The executive officer will also receive such life insurance, disability, medical, dental, hospitalization, financial counseling and tax consulting benefits as are provided to other similarly situated executive officers who continue to be employed for the 36 months following termination and up to 12 months of outplacement counseling. In order to receive the lump sum payment and the 36 months of continued benefits, the executive officer is required to execute a written release in favor of the Company. The executive officer is not entitled to receive a “gross up” payment to account for any excise tax that might be payable under the Internal Revenue Code, and the amount of the payments may be reduced by the Company to the extent necessary to avoid an excise tax.

•

Stock Incentive and Deferred Compensation Plans. Under the terms of our stock incentive and deferred compensation plans, all unvested stock, options and deferred compensation awards held by all participants under

24  SAIC, Inc. Proxy Statement

EXECUTIVE COMPENSATION

those plans, including our Named Executive Officers, are subject to accelerated vesting upon the occurrence of a change in control under certain circumstances. Outstanding stock options, awards and units that Old SAIC issued to the Named Executive Officers under its predecessor plans, including the 1999 Stock Incentive Plan, Amended and Restated 1984 Bonus Compensation Plan, Key Executive Stock Deferral Plan and Management Stock Compensation Plan, generally become fully vested upon the occurrence of a change in control. Our 2006 Equity Incentive Plan, under which we have issued stock and option awards since the completion of our initial public offering and reorganization merger, generally provides that vesting will accelerate if the holder is involuntarily terminated or terminates his employment for good reason within 18 months following a change in control.

The following table sets forth our estimates regarding the potential value of any cash payments and benefits and accelerated vesting of equity awards to be received by the Named Executive Officers under the foregoing agreements and plans, assuming that a change in control of the Company occurred on the last business day of fiscal 2008:

	Severance protection benefits				Accelerated equity awards		Total
Name	Salary and Bonus (1)	Pro-rata bonus (2)	Life insurance, healthcare, and financial counseling (3)	Outplacement services (4)	Restricted stock and restricted stock units (5)	Option awards (6)	Applicable scaleback (7)	Total gross severance benefits and equity awards (8)
Kenneth C. Dahlberg	$5,812,500	$1,325,000	$212,321	$11,000	$1,516,460	$5,102,215	$(148,275)	$13,831,221
Mark W. Sopp	2,500,000	500,000	105,180	11,000	481,591	719,013	—	4,316,784
Lawrence B. Prior III	2,750,000	400,000	175,985	11,000	747,117	899,278	—	4,983,380
Deborah H. Alderson	1,962,500	375,000	139,020	11,000	662,105	845,522	—	3,995,147
Douglas E. Scott	2,287,500	450,000	173,999	11,000	348,686	1,282,340	—	4,553,525

(1)

Amounts in this column represent a single lump sum equal to two-and-one-half times the sum of (a) the Named Executive Officer’s fiscal 2008 salary and (b) the greater of (i) the bonus received in fiscal 2007, (ii) the average of the bonuses received in fiscal years 2007, 2006 and 2005 or (iii) in the event that the Named Executive Officer was not employed by us for all of fiscal 2007, the amount of his or her target bonus for fiscal 2008. This amount of the bonus calculated under subsection (b) is referred to as the “Bonus Amount.”

(2)

Amounts in this column represent a pro rata portion of the Bonus Amount to which the Named Executive Officer would be entitled depending on the number of days that had elapsed in the fiscal year in which he or she is terminated. Because we are required to present all information in this table assuming that the Named Executive Officer is terminated on the last business day of fiscal 2008, the amount of the pro rata Bonus Amount in this column represents the full amount of the executive officers’ respective Bonus Amounts. In addition to the amounts set forth in the column, our Named Executive Officers would also be entitled to be paid for any unused comprehensive leave time they had accrued.

(3)

Amounts in this column represent the estimated value to the Named Executive Officer of life insurance, disability, medical, dental, hospitalization, financial counseling and tax consulting benefits to be received for 36 months following termination.

(4)	Amounts in this column represent the estimated value to the Named Executive Officer of the outplacement counseling services to be provided for 12 months following termination.

(5)

Amounts in this column represent the value of accelerated vesting at the end of fiscal 2008 of (a) shares of restricted stock for class A preferred stock issued pursuant to the 2006 Equity Incentive Plan, the 1999 Stock Incentive Plan or the Amended and Restated 1984 Bonus Compensation Plan and (b) restricted stock units for shares of class A preferred stock in our Key Executive Stock Deferral Plan, Stock Compensation Plan and/or Management Stock Compensation Plan. For more information regarding the number of shares of unvested stock held directly by each of the Named Executive Officers, see the table under the caption “Outstanding Equity Awards at Fiscal Year End.”

(6)

Amounts in this column represent the value of accelerated vesting of unvested options to purchase shares of class A preferred stock issued pursuant to the 1999 Stock Incentive Plan and unvested options to purchase shares of common stock issued pursuant to the 2006 Equity Incentive Plan and which were held by the Named Executive Officer at the end of fiscal 2008. For more information regarding the number of unvested shares underlying options held by each of the Named Executive Officers, see the table under the caption “Outstanding Equity Awards at Fiscal Year End.”

(7)	Represents amounts of gross severance payments to be reduced to avoid excise taxes which may be payable pursuant to Section 280G of the Internal Revenue Code.

(8)

Amounts in this column represent the gross amount of change in control benefits to be received by the Named Executive Officer, without reflecting any federal and/or state income taxes payable with respect to such amounts.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has, at any time, been an officer or employee of ours. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

SAIC, Inc. Proxy Statement  25

DIRECTOR COMPENSATION

The Board of Directors uses a combination of cash and stock-based incentives to attract and retain qualified candidates to serve as directors. In determining director compensation, the Board of Directors considers the significant amount of time required of our directors in fulfilling their duties, as well as the skill and expertise of our directors. The Compensation Committee periodically reviews director compensation, with the assistance of national independent compensation consultants and recommends to the Board of Directors the form and amount of compensation to be provided.

The following is a summary of the principal components of compensation that we provide to our non-employee directors:

•

Cash Compensation. Our directors receive a cash retainer for their service on the Board of Directors. For fiscal 2008, our directors were paid an annual retainer of $50,000 and the Chairperson of each committee of the Board was paid an additional annual retainer of $10,000, except for the Chairperson of the Audit Committee who was paid an additional annual retainer of $15,000. The Lead Director was also paid an additional annual retainer of $25,000. In addition to the cash retainers, non-employee directors also received $1,500 for each meeting of the Board of Directors they attended, as well as $2,000 for attending each meeting of a committee on which they serve. For the fiscal year ending January 31, 2009, non-employee directors will receive $2,000 for each meeting of the Board of Directors and committee they attend. We also reimburse our directors for expenses incurred while attending meetings or otherwise performing services as a director.

•

Equity Compensation. Directors receive annual equity awards under our equity incentive plan. For fiscal 2008, each of our directors (other than Miriam E. John and John P. Jumper) received equity awards valued at approximately $160,000, of which two-thirds was in the form of restricted shares of class A preferred stock (6,058 shares) and one-third was in the form of stock options to purchase shares of our common stock (9,084 shares). Miriam E. John and John P. Jumper, who served for less than a full year, were each granted 5,926 shares of restricted stock in the form of our class A preferred stock, 3,000 vested shares of class A preferred stock as an inducement to join the Board and options to purchase 8,889 shares of our common stock. For the fiscal year ending January 31, 2009, directors will receive equity awards valued at approximately $150,000, of which two-thirds will be in the form of restricted stock and one-third in the form of stock options. These equity awards will vest on the later of one year from the date of grant or on the date of the next annual meeting of stockholders following the date of grant. The Company has discontinued providing initial equity grants to new directors as inducements to join the Board.

•

Deferral Plans. The directors are eligible to defer all or any portion of their cash or equity compensation into our Keystaff Deferral Plan and Key Executive Stock Deferral Plan. These plans are described in further detail under the caption “Executive Compensation—Nonqualified Deferred Compensation” above.

•

Stock Ownership Guidelines and Policies. The Board of Directors believes that its members should acquire and hold shares of our stock in an amount that is meaningful and appropriate. To encourage directors to have a material investment in our stock, the Board has adopted stock ownership guidelines that encourage directors to hold shares of our capital stock with a value of at least five times the amount of the annual cash retainer within three years of joining the Board. In addition to these ownership guidelines, our directors are also subject to policies that prohibit certain short-term or speculative transactions in our securities that we believe carry a greater risk of liability for insider trading violations or may create an appearance of impropriety. Our policy requires preclearance by directors of all transactions in our securities.

Director Compensation Table

The following table sets forth information regarding the compensation paid to our directors for service in fiscal 2008:

Name (1)	Fee earned or paid in cash (2)	Stock Awards (3)	Option Awards (4)	All other compensation	Total
Wolfgang H. Demisch	$134,000	$90,022	$78,848	—	$302,870
Jere A. Drummond	119,500	90,022	74,793	—	284,315
John J. Hamre	97,000	22,505	49,293	—	168,798
Miriam E. John	71,500	16,512	7,221	—	95,233
Anita K. Jones	128,500	90,022	78,848	—	297,370
John P. Jumper	66,000	17,481	7,646	—	91,127
Harry M. J. Kraemer, Jr.	135,000	22,505	132,138	—	289,643
Edward J. Sanderson, Jr.	132,500	25,451	133,390	—	291,341
Louis A. Simpson	109,000	90,022	45,356	—	244,378
A. Thomas Young	138,500	90,022	78,848	—	307,370

(1)

Kenneth C. Dahlberg, Chief Executive Officer, served as chairman of our Board Directors in fiscal 2008. Because he received no additional compensation for his services as a director, he has been omitted from this table. In addition, Dr. France A. Córdova was appointed to our Board of Directors effective on February 21, 2008, to fill a vacancy and is omitted from this table because she did not serve as a director in fiscal 2008.

26  SAIC, Inc. Proxy Statement

DIRECTOR COMPENSATION

(2)

Amounts in this column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director (including annual retainer fees, committee and/or chairperson fees and meeting fees). The directors are eligible to defer such cash fees into our Keystaff Deferral Plan and Key Executive Stock Deferral Plan. In fiscal 2008, our directors received the following number of share units in our Key Executive Stock Deferral Plan upon the deferral of such fees: (a) Wolfgang H. Demisch, 7,037; (b) John J. Hamre, 4,874; (c) Miriam E. John, 2,895; (d) Harry M.J. Kraemer, Jr., 6,957; (e) Edward J. Sanderson, Jr., 6,945 and (f) A. Thomas Young, 7,481.

(3)

Amounts in this column reflect the dollar amounts that were recognized in fiscal 2008 for financial statement reporting purposes under SFAS 123(R) with respect to stock awards. For fiscal 2008, Miriam E. John and John P. Jumper were each issued 5,926 restricted shares of our class A preferred stock with a grant date fair value of $106,668 and 3,000 vested shares of our class A preferred stock, which they deferred into our Key Executive Stock Deferral Plan, as an inducement to join the Board of Directors, with a grant date fair value of $54,000. For fiscal 2008, each of our other non-employee directors received 6,058 restricted shares of our class A preferred stock with a grant date fair value of $106,681. For more information regarding our application of SFAS 123(R), including the assumptions used in the calculations of these amounts, see Note 10 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K as filed with the SEC on March 28, 2008.

At the end of fiscal 2008, each of our directors held the following number of shares of our class A preferred stock and the following number of stock units in our Key Executive Stock Deferral Plan: (a) Wolfgang H. Demisch, 24,373 shares and 64,116 stock units; (b) Jere A. Drummond, 8,978 shares and 5,660 stock units; (c) John J. Hamre, 2,000 shares and 15,178 stock units; (d) Miriam E. John, 0 shares and 11,821 stock units; (e) Anita K. Jones, 61,910 shares and 11,951 stock units; (f) John P. Jumper 5,926 shares and 3,000 stock units; (g) Harry M.J. Kraemer, Jr., 130,509 shares and 55,157 stock units; (g) Edward J. Sanderson, Jr., 12,652 shares and 6,945 stock units; (h) Louis A. Simpson, 8,058 shares and 0 stock units and (i) A. Thomas Young, 38,284 shares and 76,153 stock units. Wolfgang H. Demisch also held 99,988 shares of our common stock at the end of fiscal 2008.

(4)

Amounts in this column reflect the dollar amounts that were recognized in fiscal 2008 for financial statement reporting purposes under SFAS 123(R) with respect to option awards granted to our directors in and prior to fiscal 2008. In addition, because we adopted SFAS 123(R) utilizing the prospective method for stock-based awards granted prior to September 1, 2005 (the date we made our initial filing with the SEC for our initial public offering), for purposes of this Director Compensation Table we have computed and determined the associated value for options awards granted prior to September 1, 2005 as if we had adopted SFAS 123(R) utilizing the modified prospective method for those awards. All such options vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. Because these amounts reflect the Company’s accounting expense for these awards, they do not necessarily correspond to the actual value that will be realized by the directors.

During fiscal 2008, each of our non-employee directors (other than Miriam E. John and John P. Jumper) was issued options to purchase 9,084 shares of our common stock, with a grant date fair value of $45,356. Miriam E. John and John P. Jumper were each granted options to purchase 8,889 shares of our common stock, with a grant date fair value of $46,651. At the end of fiscal 2008, each of our directors held options to purchase the following number of shares of our class A preferred stock and common stock: (a) Wolfgang H. Demisch, 131,998 preferred and 9,084 common shares; (b) Jere A. Drummond, 104,999 preferred and 9,084 common shares; (c) John J. Hamre, 33,000 preferred and 9,084 common shares; (d) Miriam E. John, 8,889 common shares; (e) Anita K. Jones, 104,999 preferred and 9,084 common shares; (f) John P. Jumper, 8,889 common shares; (g) Harry M.J. Kraemer, Jr., 131,998 preferred and 9,084 common shares; (h) Edward J. Sanderson, Jr., 131,998 preferred and 9,084 common shares; (i) Louis A. Simpson, 9,084 common shares and (j) A. Thomas Young, 104,999 preferred and 9,084 common shares.

SAIC, Inc. Proxy Statement  27

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 1, 2008, beneficial ownership of our class A preferred stock and common stock by:

•	each of our directors,

•	each of our Named Executive Officers,

•	all of our directors and executive officers as a group, and

•	each stockholder known to us to beneficially own more than 5% of our class A preferred stock or our common stock.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table have sole voting and investment power with respect to all shares of class A preferred stock and common stock that they own, subject to applicable community property laws.

	Shares Beneficially Owned
	Class A Preferred Stock		Common Stock
Beneficial Owner	Shares (1)	% (2)	Shares (3)	% (2)	% of Total Voting Power (4)
Directors and Named Executive Officers
Deborah H. Alderson	176,670	*	23,175	*	*
France A. Córdova	—	*	—	*	*
Kenneth C. Dahlberg	1,595,279	*	101,663	*	*
Wolfgang H. Demisch	186,287	*	96,204	*	*
Jere A. Drummond	85,437	*	1,816	*	*
John J. Hamre	30,378	*	1,816	*	*
Miriam E. John	11,821	*	—	*	*
Anita K. Jones	144,660	*	1,816	*	*
John P. Jumper	8,926	*	—	*	*
Harry M.J. Kraemer, Jr.	283,464	*	1,816	*	*
Larry J. Peck	231,315	*	23,000	*	*
Lawrence B. Prior III	156,762	*	23,312	*	*
Edward J. Sanderson, Jr.	117,395	*	1,816	*	*
Douglas E. Scott	519,676	*	19,190	*	*
Louis A. Simpson	8,058	*	1,816	*	*
Mark W. Sopp	104,416	*	31,190	*	*
A. Thomas Young	185,236	*	1,816	*	*
All directors and executive officers as a group (22 persons)	5,071,568	2.2%	372,191	*	2.1%
5% Holders
Vanguard Fiduciary Trust Company (5)	89,472,537	39.3%	8,237,561	4.5%	36.7%
Eminence Capital, LLC (6)	—	*	9,154,200	5.5%	*
Mason Capital Management LLC (7)	—	*	8,912,458	5.3%	*
T. Rowe Price Associates, Inc. (8)	—	*	12,382,300	7.4%	*

*	Represents zero or less than 1%.

(1)	The beneficial ownership of the class A preferred stock set forth in the table includes the following:

•

the approximate number of shares allocated to the account of the individual by the Trustee of the SAIC Retirement Plan as follows: Deborah H. Alderson (14 shares), Kenneth C. Dahlberg (1,836 shares), Lawrence B. Prior III (3,020 shares), Douglas E. Scott (22,355 shares), Mark W. Sopp (137 shares) and all directors and officers as a group (53,110 shares);

•

shares held in a rabbi trust to fund the account of the participant in the Key Executive Stock Deferral Plan, the Stock Compensation Plan and/or the Management Stock Compensation Plan as follows: Deborah H. Alderson (70,509 shares), Kenneth C. Dahlberg (258,888 shares), Wolfgang H. Demisch (64,116 shares), Jere A. Drummond (5,660 shares), John J. Hamre (15,178 shares), Miriam E. John (11,821 shares), Anita K. Jones (11,951 shares), John P. Jumper (3,000 shares), Harry M.J. Kraemer, Jr. (55,157 shares), Larry J. Peck (57,408 shares), Lawrence B. Prior III (34,072 shares), Edward J. Sanderson, Jr. (6,945 shares), Douglas E. Scott (30,140 shares), Mark W. Sopp (4,610 shares), A. Thomas Young (76,153 shares) and all directors and officers as a group (847,033 shares);

•

shares subject to options exercisable within 60 days following April 1, 2008 as follows: Deborah H. Alderson (91,306 shares), Kenneth C. Dahlberg (1,197,241 shares), Wolfgang H. Demisch (97,798 shares), Jere A. Drummond (70,799 shares), John J. Hamre (13,200 shares), Anita K. Jones (70,799 shares), Harry M.J. Kraemer, Jr. (70,799 shares), Larry J. Peck (149,996 shares), Lawrence B. Prior III (98,070 shares), Edward J. Sanderson, Jr. (97,798 shares), Douglas E. Scott (254,994 shares), Mark W. Sopp (77,994 shares), A. Thomas Young (70,799 shares) and all directors and officers as a group (2,888,540 shares);

28  SAIC, Inc. Proxy Statement

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

•	shares held directly by or jointly with spouses, minor children or other relatives sharing a household with the individual as follows: all directors and officers as a group (13,414 shares) and

•	shares held by certain trusts established by the individual as follows: Douglas E. Scott (28,604 shares) and all directors and officers as a group (81,030 shares).

(2)	Percentages are determined based on a total of 227,874,267 shares of our class A preferred stock and 184,367,019 shares of our common stock outstanding as of April 1, 2008.

(3)	The beneficial ownership of the common stock set forth in the table includes the following:

•

the approximate number of shares allocated to the account of the individual by the Trustee of the SAIC Retirement Plan as follows: Deborah H. Alderson (175 shares), Kenneth C. Dahlberg (1,563 shares), Lawrence B. Prior III (312 shares), Douglas E. Scott (190 shares), Mark W. Sopp (190 shares) and all directors and officers as a group (4,134 shares).

•

shares subject to options exercisable within 60 days following April 1, 2008 as follows: Deborah H. Alderson (23,000 shares), Kenneth C. Dahlberg (100,000 shares), Wolfgang H. Demisch (1,816 shares), Jere A. Drummond (1,816 shares), John J. Hamre (1,816 shares), Anita K. Jones (1,816 shares), Harry M.J. Kraemer, Jr. (1,816 shares), Larry J. Peck (23,000 shares), Lawrence B. Prior III (23,000 shares), Edward J. Sanderson, Jr. (1,816 shares), Douglas E. Scott (19,000 shares), Louis A. Simpson (1,816 shares), Mark W. Sopp (31,000 shares), A. Thomas Young (1,816 shares) and all directors and officers as a group (273,569 shares);

(4)

Percentage of total voting power represents voting power with respect to all shares of our class A preferred stock and common stock, voting together as a single class. With respect to matters submitted to our stockholders for a vote, each holder of our class A preferred stock is entitled to 10 votes per share and each holder of our common stock is entitled to one vote per share. The class A preferred stock and common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The class A preferred stock is convertible into common stock on a one-for-one basis.

(5)

As reflected in the records of the Company’s transfer agent and its own records, Vanguard Fiduciary Trust Company (Vanguard) held at April 1, 2008, 89,472,537 shares of our class A preferred stock and 8,237,561 shares of our common stock as trustee of the SAIC Retirement Plan, the Telecordia Technologies 401(k) Savings Plan and the AMSEC Employees 401(k) Profit Sharing Plan. According to a Schedule 13G/A filed by Vanguard on February 14, 2008, subject to the provisions of ERISA, these shares are voted by the trustee as directed by the plan participants, with the trustee voting all allocated shares as to which no voting instructions are received, together with all unallocated shares, in the same proportion, on a plan-by-plan basis, as the allocated shares for which voting instructions are received. Accordingly, Vanguard has shared voting and dispositive power with respect to the shares it holds. Shares held by the trustee are also included in the amounts held by individuals and the group set forth in the table, and it has disclaimed beneficial ownership of all shares held in trust that have been allocated to the individual accounts of participants in the plans for which directions have been received. The business address of Vanguard is 500 Admiral Nelson Boulevard, Malvern, PA 19355.

(6)

According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008, Eminence Capital, LLC, an investment manager for various Eminence Funds, and Ricky C. Sandler, who is the managing member of Eminence Capital, LLC and of Eminence GP, LLC, the general partner or manager of certain of the Eminence Funds, may be deemed to have had at December 31, 2007 shared voting and dispositive power with respect to 9,150,000 shares of our common stock. In addition, Ricky C. Sandler individually may be deemed to have had at December 31, 2007 sole voting and dispositive power with respect to 4,200 shares of our common stock. The business address of Eminence Capital, LLC is 65 East 55th Street, 25th Floor, New York, New York 10022.

(7)

According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008, Mason Capital Management LLC, an investment manager for Mason Capital LP, Mason Capital Ltd. and certain other funds and accounts, had at December 31, 2007 sole voting and dispositive power with respect to 8,912,458 shares of our common stock. Mason Management itself disclaimed beneficial ownership of the stock reported in the Schedule 13G/A. The business address of Mason Capital Management LLC is 110 East 59th Street, New York, New York 10022.

(8)

According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2008, T. Rowe Price Associates, Inc., an investment advisor, had at December 31, 2007 sole voting power with respect to 2,229,800 shares of our common stock and sole dispositive power with respect to 12,382,300 shares of our common stock. T. Rowe Price Mid-Cap Growth Fund, Inc. had sole dispositive power with respect to 9,000,000 of such shares. The business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

SAIC, Inc. Proxy Statement  29

PROPOSAL II—APPROVAL OF AN AMENDMENT TO OUR 2006 EQUITY INCENTIVE PLAN

We are seeking the approval of our stockholders of an amendment to our 2006 Equity Incentive Plan (the “Plan”) to expand the list of “objectively determinable performance conditions” upon which performance-based compensation may be based. We are not seeking to increase the number of shares available for issuance under the plan. The Compensation Committee approved this amendment in March 2008 and we are now seeking stockholder approval of this amendment.

The Plan was initially adopted by our Board of Directors in November 2005 and approved by our stockholders in September 2006. In June 2007, the material terms of and certain amendments to the Plan were approved by our stockholders. The Plan provides for the grant to our employees, directors, and consultants of stock options, stock appreciation rights (“SARs”), stock awards (including restricted stock, restricted stock units, deferred stock, performance shares and other similar types of awards, including other awards under which recipients are not required to pay any purchase or exercise price, such as phantom stock rights) and cash awards. All equity awards granted under the Plan will be granted with respect to shares of our common stock and/or class A preferred stock.

Code Section 162(m) Matters

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally prevents public companies from deducting compensation paid in excess of $1 million to certain of their executive officers during any single year. Under current law, this restriction potentially applies to compensation paid to our Chief Executive Officer and certain other highly compensated executive officers. Certain “performance-based compensation” is specifically exempted from this deduction limit if it meets the requirements of Section 162(m).

In order for certain forms of compensation to qualify as performance-based compensation, payment under the awards must be contingent upon the achievement of certain performance goals that are established in a manner specified under Section 162(m). Currently, the Plan permits us to issue certain awards that incorporate performance objectives and provides that these performance objectives, which we call “objectively determinable performance conditions,” may be based upon:

• net revenue dollars	• number of contract bookings
• revenue growth	• number of contract awards
• earnings per share	• profits before tax
• return on assets	• return on investment capital
• return on equity	• days working capital
• net order dollars	• objective customer satisfaction indicators
• net profit dollars	• objective efficiency measures
• net profit growth	• objective individual performance goals
• operating cash flow	• other similar objectives
• operating income

The amendment to the Plan would expand this list of “objectively determinable performance conditions” to also include:

• total shareholder return	• return on sales growth
• earnings per share growth	• cash flow from operations growth
• profits before tax growth	• operating margin
• earnings before interest, depreciation & taxes (EBITDA)	• bookings dollars
• EBITDA growth	• book-to-bill
• return on investment capital growth	• headcount
• share price growth	• employee retention
• free cash flow dollars	• new hires
• free cash flow growth	• backlog dollars
• return on sales	• backlog growth

In addition, the measure “return on investment capital” would be changed to “return on invested capital.”

With these proposed changes, Section 2.1(ee) of the Plan would be amended and revised in its entirety to read as follows:

Section 2.1(ee) “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Measures that may be used in Objectively Determinable Performance Conditions are: net revenue dollars; revenue growth; earnings per share; earnings per share growth; return on assets; return on equity; net order dollars; net profit dollars; net profit growth; operating cash flow dollars; operating cash flow growth; operating income; number of contract bookings; number of contract awards; profits before tax; profits before tax

30  SAIC, Inc. Proxy Statement

PROPOSAL II—APPROVAL OF AN AMENDMENT TO OUR 2006 EQUITY INCENTIVE PLAN

growth; earnings before interest, depreciation and taxes (EBITDA); EBITDA growth; return on invested capital; return on invested capital growth; days working capital; total shareholder return; share price growth; free cash flow dollars; free cash flow growth; return on sales; return on sales growth; operating margin; bookings dollars; book-to-bill; headcount; employee retention; new hires; backlog dollars; backlog growth; objective customer satisfaction indicators; efficiency measures; individual performance goals; and other similar objectives, each with respect to the Company and/or an Affiliate or individual business unit.

The Company has determined that a number of measures commonly used in establishing short and long term incentive plans were not included in the Plan definition of “objectively determinable performance conditions.” We believe that the additional and revised performance measures will provide the Company with maximum flexibility in designing long and short term incentive programs for our executive officers.

Each of these performance objectives may be applied to the Company and/or an affiliate or individual business unit. Under Section 162(m), each performance condition must be (1) established either at the time an award is granted or no later than the earlier of 90 days after the beginning of the period of service to which it relates or before the elapse of 25% of the period of service to which it relates, (2) uncertain of achievement at the time it is established and (3) determinable as to achievement by a third party with knowledge of relevant facts.

Certain other requirements apply in order for awards to qualify as performance-based compensation, including that such awards must be granted by a Compensation Committee of the Board whose members satisfy certain independence requirements imposed by the Code.

Information regarding certain outstanding Plan awards is provided below in this proposal under “Plan Benefits” and elsewhere in this proxy statement where we discuss in greater detail our executive compensation arrangements.

If our stockholders do not approve the amendment to the definition of “objectively determinable performance conditions,” these additional performance conditions will not be used to base compensation which we intend to qualify as performance-based compensation under Section 162(m).

General Information Regarding the Plan

Our Board of Directors believes that equity compensation awards are an important part of our overall compensation program and that the awards are important in retaining and motivating existing personnel. The Plan provides for the grant of stock options (including incentive stock options, as defined in section 422 of the Internal Revenue Code, and nonstatutory stock options), restricted stock, restricted stock units, deferred stock, stock appreciation rights, performance shares and other similar types of awards (including other awards under which recipients are not required to pay any purchase or exercise price, such as phantom stock rights), as well as cash awards. We are authorized to issue awards for shares of our common stock or class A preferred stock, as determined by our Compensation Committee in the administration of the Plan.

The Plan initially provided that an aggregate of up to 75,000,000 shares (subject to adjustment in the event of a stock split and certain other corporate transactions, as described below) of our stock is available to be issued pursuant to awards granted under the Plan, plus additional shares that may be added to the Plan as described below. All share numbers refer to either shares of common stock or class A preferred stock. For example, with respect to the 75,000,000 shares initially reserved for issuance under the Plan, we could issue 75,000,000 shares of common stock, 75,000,000 shares of class A preferred stock or a combination of both classes of stock as long as the total number of shares of both classes issued did not exceed 75,000,000. The following shares will continue to be available for issuance under the Plan: (1) shares forfeited or repurchased by the Company at the original purchase price or less, (2) shares withheld (not issued) upon net exercise of an option, (3) shares retained upon exercise of a stock appreciation right, (4) shares issuable upon exercise of awards that expire or become unexercisable for any reason without having been exercised in full or (5) shares not delivered to or surrendered by a holder in consideration for applicable tax withholding.

In addition, the Plan has an “evergreen” feature pursuant to which additional shares will automatically be added to the shares available for issuance under the Plan without further stockholder approval. This evergreen feature began on February 1, 2007 and will continue on each February 1 for nine years thereafter. The number of shares that may be added each year will equal the least of 30,000,000 shares (subject to adjustment in the event of a stock split and certain other corporate transactions, as described below), 5% of the Company’s outstanding common stock as of the preceding January 31 (measured on an as-converted basis with respect to our outstanding shares of class A preferred stock) or a number of shares established by our Board of Directors or the committee of our Board of Directors administering the Plan. Pursuant to this provision, approximately 20,500,000 shares were added on February 1, 2007 and approximately 20,700,000 shares were added on February 1, 2008.

SAIC, Inc. Proxy Statement  31

PROPOSAL II—APPROVAL OF AN AMENDMENT TO OUR 2006 EQUITY INCENTIVE PLAN

In addition to the Plan terms described above, other material Plan terms include:

•

the committee administering the Plan has the broad discretionary authority to determine the terms of awards, including the maximum number of shares subject to other stock awards that may be granted to any one participant under the Plan during any fiscal year of the Company and the maximum value of any cash awards granted to any participant for any fiscal year under the Plan, in each case subject to the annual limits described above;

•

the following will each be proportionately adjusted to reflect the terms of certain corporate transactions (including stock splits, stock dividends, extraordinary cash dividends and certain other transactions) affecting the capital stock of the Company: the number and type of shares available for issuance under the Plan (including the maximum number of shares in the evergreen feature) and subject to outstanding awards; the exercise, purchase or repurchase price per share applicable to outstanding awards; and the maximum number of shares that may be granted to one participant pursuant to stock options, SARs and stock awards in a single year and

•	the Plan will terminate in October 2016 unless we seek stockholder approval to extend this term.

Because awards under the Plan depend on the administrator’s actions and, with respect to options, SARs and stock awards, the fair market value of our stock at various future dates, it is not possible to determine the actual benefits that employees, officers, directors and consultants will receive under such awards. The closing price of a share of our stock on April 3, 2008 was $18.73. For fiscal 2008, our Named Executive Officers received the following cash awards, options for common stock and restricted stock consisting of class A preferred stock:

	Fiscal 2008 Equity Incentive and Cash Awards
	Stock Options		Restricted Stock		Cash
Named Executive Officer	Number of Shares Underlying Options	Exercise Price	Dollar Value of Stock Award	Number of Shares Underlying Stock Awards
Kenneth C. Dahlberg	430,750	$18.73	$1,400,000	74,747	$1,050,000
Mark W. Sopp	150,000	18.73	480,000	25,628	400,000
Lawrence B. Prior III	225,000	18.73	720,000	38,442	485,000
Deborah H. Alderson	108,000	18.73	350,000	18,687	370,000
Douglas E. Scott	105,000	18.73	340,000	18,153	300,000
Larry J. Peck	—	—	—	—	400,000

Information with respect to our equity compensation plans as of January 31, 2008 is set forth below:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders (1)	53,495,394	(2)	$13.41	96,188,698	(3)
Equity compensation plans not approved by security holders (4)	—		—	—	(4)

Total	53,495,394		$13.41	96,188,698

(1)

The following equity compensation plans approved by security holders are included in this plan category: the 1999 Stock Incentive Plan, the 2006 Equity Incentive Plan and the 2006 Employee Stock Purchase Plan.

(2)

Represents shares of our stock reserved for issuance upon the exercise of outstanding options awarded under the 2006 Equity Incentive Plan and the 1999 Stock Incentive Plan. Does not include shares to be issued pursuant to purchase rights under the 2006 Employee Stock Purchase Plan.

(3)

Represents 10,665,929 shares of our stock under the 2006 Employee Stock Purchase Plan and 85,522,769 shares under the 2006 Equity Incentive Plan. The maximum number of shares initially available for issuance under the 2006 Employee Stock Purchase Plan was 9 million. The 2006 Employee Stock Purchase Plan provides for an automatic increase to the share reserve on the first day of each fiscal year beginning on February 1, 2007 in an amount equal to the lesser of (i) 9 million shares, (ii) two percent of the number of shares of the Company’s common stock outstanding on the last day of the immediately preceding fiscal year (measured on an as-converted basis with respect to outstanding shares of Class A preferred stock) or (iii) a number determined by the Compensation Committee of the Board of Directors. The maximum number of shares initially available for issuance under the 2006 Equity Incentive Plan was 75 million. The 2006 Equity Incentive Plan provides for an automatic increase to the share reserve on the first day of each fiscal year beginning on February 1, 2007 in an amount equal to the lesser of (i) 30 million shares, (ii) five percent of the number of shares of the Company’s common stock outstanding on the last day of the immediately preceding fiscal year (measured on an as-converted basis with respect to outstanding shares of Class A

32  SAIC, Inc. Proxy Statement

PROPOSAL II—APPROVAL OF AN AMENDMENT TO OUR 2006 EQUITY INCENTIVE PLAN

preferred stock) or (iii) a number determined by the Board of Directors or Compensation Committee. Those shares (i) that are issued under the 2006 Equity Incentive Plan that are forfeited or repurchased by the Company at the original purchase price or less or that are issuable upon exercise of awards granted under the Plan that expire or become unexercisable for any reason after their grant date without having been exercised in full, (ii) that are withheld from an option or stock award pursuant to a Company-approved net exercise provision, (iii) that are retained upon exercise of a stock appreciation right or (iv) that are not delivered to or are award shares surrendered by a holder in consideration for applicable tax withholding will continue to be available for issuance under the Plan.

(4)

The Stock Compensation Plan and the Management Stock Compensation Plan have not been approved by security holders and are included in this plan category. These plans do not provide for a maximum number of shares available for future issuance.

Other Material Terms of the Plan

Administration. The Plan may be administered by our Board of Directors, a committee of our Board of Directors or a delegated officer or employee in certain circumstances. A description of our equity award grant procedures is included in “Compensation Discussion and Analysis” above.

Eligibility. Nonstatutory stock options, stock awards and cash awards may be granted under the Plan to employees, directors (including non-employee directors) and consultants of the Company or its affiliates, including prospective employees, directors and consultants conditioned on their beginning service with us. Incentive stock options may be granted only to employees of the Company or its affiliates. The administrator, in its discretion, selects the employees to whom stock options, SARs and other stock awards and cash awards, may be granted, the time or times at which awards are granted and the terms of awards to be granted under the Plan.

Nonassignability of Awards. Stock options, SARs and other stock awards are generally nontransferable prior to the date on which the participant has been issued unrestricted shares of our stock. The administrator does have discretionary authority to permit awards to be transferable in certain limited circumstances.

Termination of Awards. Generally, unless otherwise provided in the award agreement, if an awardee’s service to the Company as an employee, consultant or director terminates other than for death or disability or for cause, vested awards will remain exercisable for a period of 90 days following the awardee’s termination, or if earlier, until the expiration of the term of the award. If an awardee’s service to the Company as an employee, consultant or director terminates for cause, all of the awardee’s awards will immediately terminate as of the date of termination unless otherwise provided for in the award agreement. Unless otherwise provided for in the award agreement, if an awardee becomes disabled or dies while an employee, consultant or director of the Company, the vesting of all of the awardee’s unvested awards will accelerate, and all of the awardee’s awards will be exercisable until the expiration of the term of the award. The administrator has the authority to extend the period of time for which an award is to remain exercisable following an awardee’s termination (taking into account limitations under the Code), but not beyond the expiration of the term of the award, and to permit an award to be exercised with respect to unvested shares.

Adjustments on Changes in Capitalization, Change of Control or Dissolution. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination or reclassification, spin-off, extraordinary cash dividend or similar change to the capital structure of the Company (not including a fundamental transaction or change in control), our Board of Directors or Compensation Committee will make appropriate proportionate adjustments to:

•	the number and type of shares available for issuance under the Plan (including the maximum number of shares in the evergreen feature) and subject to outstanding awards;

•	the exercise, purchase or repurchase price per share applicable to outstanding awards and

•	the maximum number of shares that may be granted to one participant pursuant to stock options, SARs and stock awards in a single year.

The specific form of any such adjustments shall be determined by the Board of Directors or Compensation Committee.

The Plan provides that in the event of our merger with or into another corporation, a sale of substantially all of our assets or another change of control transaction as determined by the administrator, the successor entity may assume or substitute all outstanding awards. If the successor entity does not assume or substitute all outstanding awards, the vesting of all awards will accelerate and any repurchase rights on awards will terminate. If a successor entity assumes or substitutes all awards and a participant is involuntarily terminated by the successor entity for any reason other than death, disability or cause within 18 months following the change of control, all outstanding awards of the terminated participant will immediately vest and be exercisable for a period of six months following termination. In the event of a change of control, the vesting of all awards held by non-employee directors of the Company will accelerate.

SAIC, Inc. Proxy Statement  33

PROPOSAL II—APPROVAL OF AN AMENDMENT TO OUR 2006 EQUITY INCENTIVE PLAN

In the event of a proposed dissolution or liquidation of the Company, our Board of Directors may cause awards to fully vest and may cause the Company’s repurchase rights to lapse upon completion of the dissolution. In the event of a dissolution or liquidation of the Company, all outstanding awards will terminate immediately prior to the dissolution.

Amendment and Termination. The Board may amend, suspend or terminate the Plan. However, the Company will obtain stockholder approval for any amendment to the Plan to the extent required to comply with applicable laws and New York Stock Exchange listing requirements.

Generally, no action by the Board or stockholders may alter or impair any outstanding award under the Plan without the written consent of the holder of such award. Unless we seek a stockholder-approved extension of the Plan term, awards may be granted under the Plan only until October 16, 2016.

Stock Options

Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions. Options are exercisable for either our common stock or class A preferred stock as determined by the committee of our Board of Directors administering the Plan. The Plan allows the administrator broad discretion to determine the terms of individual options. The committee of our Board of Directors administering the Plan may substitute our common stock for class A preferred stock at the time of exercise of an option.

Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of stock options granted under the Plan may not be less than 100% of the fair market value of the stock subject to the option on the date of grant of the option, provided that the exercise price of an incentive stock option to an employee who is also a greater than 10% stockholder of the Company must have an exercise price at least equal to 110% of the fair market value of the stock subject to the option on the date of grant of the option. The Plan defines fair market value as the closing sales price of our common stock on the date prior to the relevant date so long as our stock is traded on an exchange on that prior date. We determine the fair market value of our class A preferred stock by reference to the value of our common stock.

Exercise of Option; Form of Consideration. The administrator determines when options vest and become exercisable and in its discretion may accelerate the vesting and/or exercisability of any outstanding option. The Company’s standard vesting schedule applicable to options granted to employees provides that 20% of the total number of shares subject to the option become vested and exercisable on each of the first, second and third anniversaries of the date of grant and the remaining 40% of the total number of shares subject to the option become vested and exercisable on the fourth anniversary of the date of grant. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Plan permits payment to be made by cash, check, wire transfer, cancellation of indebtedness, other shares of the Company’s stock (with some restrictions), broker assisted same-day sales, in certain circumstances a “net exercise” (delivery of cash or stock for any net appreciation in the shares at the time of exercise over the exercise price) and any other means of consideration permitted by applicable law and the administrator.

Term of Option. The term of an option may be no more than ten years from the date of grant; provided that the term of an incentive stock option may not be more than five years from the date of grant for an optionee who is also a greater than 10% stockholder. No option may be exercised after the expiration of its term.

Stock Appreciation Rights

Stock appreciation rights are rights to receive cash and/or shares of our stock based on the amount by which the exercise date fair market value of a specific number of shares exceeds the grant date fair market value of the exercised portion of the right. The specific terms and conditions applicable to a SAR will be provided in an individual award agreement. The grant or vesting of a SAR may, but need not, be made contingent on the achievement of objectively determinable performance conditions (as described above).

Stock Awards

The Plan permits us to grant a variety of stock awards (including awards having no exercise or purchase price or having an exercise or purchase price that is less than the fair market value of our stock as of the date of grant of the award, such as phantom stock rights). Restricted stock grants are awards of a specific number of shares of our stock. Restricted stock units represent a promise to deliver shares of our stock or an amount of cash or property equal to the value of the underlying shares at a future date. Deferred stock is a grant of shares of our stock that are distributed in the future upon vesting. Performance shares are rights to receive amounts, denominated in cash or shares of our stock, based upon our or a participant’s performance during the period between the date of grant and a pre-established future date.

Each stock award is generally evidenced by a stock award agreement between us and the participant. The Plan allows the administrator broad discretion to determine the terms of individual stock awards. Each stock award agreement may contain

34  SAIC, Inc. Proxy Statement

PROPOSAL II—APPROVAL OF AN AMENDMENT TO OUR 2006 EQUITY INCENTIVE PLAN

provisions such as the following: (1) the number and type of shares subject to the stock award, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance criteria (including the objectively determinable performance conditions (as described above)), if any, and level of achievement versus the criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (4) the terms, conditions and restrictions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the administrator, (5) restrictions on the transferability of the stock award and (6) further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the administrator. Shares may be granted under the Plan as stock awards without requiring the participant to pay us an amount equal to the fair market value of the stock subject to the award as of the award grant date in order to acquire the award shares.

Cash Awards

Cash awards may be granted either alone, in addition to or in tandem with other awards granted under the Plan. A cash award granted under the Plan may be made contingent on the achievement of objectively determinable performance conditions (as described above). A cash award may also contain other terms, conditions or restrictions, such as the following: (1) the target and maximum amount payable to the participant as a cash award, (2) the level of achievement versus the criteria that will determine the amount of the payment, (3) restrictions on the alienation or transfer of the cash award prior to actual payment, (4) forfeiture provisions and (5) further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the administrator. Nothing in the Plan prevents us from granting cash awards outside of the Plan to any individual. We intend to make cash awards under the Plan that qualify as performance-based compensation under the requirements of Section 162(m) of the Code. We may, and likely will, from time to time grant cash awards not intended to qualify as performance-based compensation outside of the Plan.

U.S. Federal Income Tax Consequences of Awards

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS UNDER THE PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS.

Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the excess (if any) of the fair market value of the stock at exercise over the exercise price is treated as an item of income for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that the alternative minimum tax exceeds “ordinary” federal income tax for the year (computed without regard to certain credits and special taxes).

Upon a disposition of the shares acquired on exercise of an incentive stock option more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If a disposition occurs before either of the holding periods are satisfied, referred to as a disqualifying disposition, then (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. We are not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m) of the Code).

An optionee does not recognize any taxable income when a nonstatutory stock option is granted. Upon the exercise of a nonstatutory option with respect to vested shares, the optionee has taxable ordinary income (and unless limited by Section 162(m), we are entitled to a corresponding deduction) equal to the option spread on the date of exercise. Any taxable income recognized in connection with exercise of a nonstatutory option by an employee of the Company is subject to tax withholding. Upon a disposition of stock acquired upon exercise of a nonstatutory option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long the stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. We may allow nonstatutory options to be transferred subject to conditions and restrictions imposed by the administrator; special tax rules may apply on a transfer.

In the case of both incentive stock options and nonstatutory options, special federal income tax rules apply if our common stock is used to pay all or part of the option exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

SAIC, Inc. Proxy Statement  35

PROPOSAL II—APPROVAL OF AN AMENDMENT TO OUR 2006 EQUITY INCENTIVE PLAN

In September 2005, the IRS issued proposed regulations under Section 409A of the Code, which imposes significant new requirements with respect to nonqualified deferred compensation plans and arrangements. The types of compensatory arrangements affected by this new law are broad and include options to purchase preferred stock. The IRS issued final regulations under Section 409A in April 2007. To avoid potentially severe adverse tax consequences, the Plan permits us to substitute our common stock for class A preferred stock at the time of exercise of an option to the extent necessary to comply with Section 409A.

Stock Awards. Stock awards will generally be taxed in the same manner as nonstatutory stock options. However, shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to the Company and are nontransferable. If a stock award is subject to a substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on the date of issuance.

The ordinary income on a stock award recognized by an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m), we are entitled to deduct the same amount as and at the time the employee recognizes ordinary income.

Cash Awards. Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, we will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

Accounting Treatment

Based on Statement of Financial Accounting Standards No. 123(R), which was adopted on February 1, 2006, we recognize compensation expense in an amount equal to the fair value on the date of grant of all stock options under the Plan. The total compensation expense will be based on the number of option shares multiplied by the grant date fair value of an option. We are using the Black-Scholes valuation model to measure fair value of option grants. In addition, we will recognize compensation expense for other awards under the Plan. In general, the expense associated with each award will be recognized over the requisite service period, generally the vesting period.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR the amendment to our 2006 Equity Incentive Plan. The affirmative vote of the holders of a majority of the voting power of common stock and class A preferred stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required to approve the proposal. Abstentions have the effect of a vote against the proposal, and broker “non-votes” have no effect on the outcome of the proposal. Shares of common stock and/or class A preferred stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.

36  SAIC, Inc. Proxy Statement

PROPOSAL III—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 31, 2009. During the fiscal year ended January 31, 2008, Deloitte & Touche LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services as set forth under the caption “Audit Matters” below. Representatives of Deloitte & Touche LLP will be at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Stockholders are not required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain Deloitte & Touche LLP. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009. The affirmative vote of the holders of a majority of the voting power of common stock and class A preferred stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required to approve the proposal. Abstentions have the effect of a vote against the proposal, and broker “non-votes” have no effect on the outcome of the proposal. Shares of common stock and/or class A preferred stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of: (i) the integrity of the Company’s financial statements, including the financial reporting process, system of internal control over financial reporting and audit process; (ii) compliance by the Company with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of the Company’s internal audit function and independent registered public accounting firm and (v) financial reporting risk assessment and mitigation. The Audit Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for the preparation and certification of the Company’s financial statements and that the independent registered public accounting firm is responsible for auditing those financial statements.

The Audit Committee recognizes that financial management, including the internal audit staff, and the independent registered public accounting firm, have more time, knowledge, and detailed information on the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent registered public accounting firm’s work.

The duties and responsibilities of the Audit Committee have been set forth in a written charter since 1975, a copy of which is available on our website at www.saic.com by clicking on the links entitled “Investor Relations,” “Corporate Governance” and then “Board Committees.” Each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and the NYSE. Four of the five Committee members (Wolfgang H. Demisch, Jere A. Drummond, John P. Jumper and Harry M.J. Kraemer, Jr.) qualify as audit committee financial experts under SEC rules.

In the course of fulfilling its responsibilities, the Audit Committee has:

•

met with the internal auditor and the independent registered public accounting firm to discuss any matters that the internal auditor, the independent registered public accounting firm or the Committee believed should be discussed privately without members of management present;

•

met with management of the Company to discuss any matters management or the Committee believed should be discussed privately without the internal auditor or the independent registered public accounting firm present;

•

reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the audited consolidated financial statements for the fiscal year ended January 31, 2008;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Accounting Standards No. 61 (Communication with Audit Committees) and

SAIC, Inc. Proxy Statement  37

AUDIT COMMITTEE REPORT

•	received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on the reviews and discussions summarized in this Report and subject to the limitations on our role and responsibilities referred to above and contained in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008 for filing with the Securities and Exchange Commission.

Wolfgang H. Demisch

Jere A. Drummond

Anita K. Jones

John P. Jumper

Harry M.J. Kraemer, Jr. (Chairperson)

38  SAIC, Inc. Proxy Statement

AUDIT MATTERS

Independent Auditor

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending January 31, 2009. Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP at the Annual Meeting, as described above.

Audit and Non-Audit Fees

Aggregate fees billed to the Company for the fiscal years ended January 31, 2008 and 2007 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”), were as follows:

	2008	2007
Audit Fees (a)	$5,319,000	$7,145,000
Audit-Related Fees (b)	286,000	719,000
Tax Fees (c)	282,000	252,000

Total Fees	$5,887,000	$8,116,000

(a)

Audit fees include audits of consolidated financial statements, required statutory audits, quarterly reviews, reviews of registration statement filings, comfort letters and consents related to SEC filings.

(b)

Includes fees for consultation and planning related to the Company’s Sarbanes-Oxley Section 404-readiness activities of $429,000 for the year ended January 31, 2007; audits of employee benefit plans of $286,000 and $260,000 for the years ended January 31, 2008 and 2007, respectively; and other stand alone audits of $30,000 for the year ended January 31, 2007.

(c)

Represents fees for tax services related to preparation and/or review of various statutory tax filings including U.S., foreign, state, benefit plans and others, including research and discussions related to tax compliance matters.

The Audit Committee has considered whether the above services provided by the Deloitte Entities are compatible to maintaining the independence of the Deloitte Entities. The Audit Committee has the responsibility to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in advance. Further, the Chairperson of the Audit Committee has the authority to pre-approve audit and non-audit services as necessary between regular meetings of the Audit Committee, provided that any such services so pre-approved shall be disclosed to the full Audit Committee at its next scheduled meeting. All of the Audit, Audit-Related and Tax Fees set forth above were pre-approved by one of these means.

SAIC, Inc. Proxy Statement  39

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder require our directors and executive officers to file reports of their ownership and changes in ownership of common stock with the Securities and Exchange Commission. Our personnel generally prepare and file these reports on the basis of information obtained from each director and officer and pursuant to a power of attorney. Based on such information provided to us, we believe that all reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, to be filed by our directors and executive officers during fiscal 2008 were filed on time.

Stockholder Proposals for the 2009 Annual Meeting

Any stockholder proposals intended to be presented at the 2009 Annual Meeting of Stockholders must be received by us no later than December 26, 2008 in order to be considered for inclusion in our proxy statement and form of proxy relating to that meeting.

In addition, Section 3.03 of our bylaws provides that, in order for a stockholder to propose any matter for consideration at the annual meeting (other than by inclusion in the proxy statement), such stockholder must give timely notice to our Corporate Secretary of his or her intention to bring such business before the meeting. To be timely, notice must be delivered to the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Therefore, in connection with the 2009 Annual Meeting of Stockholders, notice must be delivered to the Corporate Secretary between January 30, 2009 and March 1, 2009. (In the event, however, that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us, whichever occurs later). Such notice must contain certain information, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and record address of the stockholder proposing such business, the class and number of shares of common stock and/or class A preferred stock beneficially owned by the stockholder and any material interest of the stockholder in the business so proposed.

Annual Report On Form 10-K

We will provide without charge to any stockholder, upon written or oral request, a copy of our Annual Report on Form 10-K for the year ended January 31, 2008 (without exhibits) as filed with the Securities and Exchange Commission. Requests should be directed to SAIC, Inc., 10260 Campus Point Drive, San Diego, California 92121, Attention: Corporate Secretary, 1-858-826-6000.

By Order of the Board of Directors

Douglas E. Scott

Executive Vice President,

General Counsel and Corporate Secretary

April 24, 2008

40  SAIC, Inc. Proxy Statement

Proxy and Voting Instruction Card for Annual Meeting of Stockholders - May 30, 2008

This Proxy and Voting Instruction Card is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Kenneth C. Dahlberg and Douglas E. Scott, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of Class A Preferred Stock and/or Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of SAIC, Inc. (the “Company”) to be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, May 30, 2008, at 1:00 p.m. (local time), and at any adjournment, postponement or continuation thereof (the “2008 Annual Meeting of Stockholders”), as indicated on the reverse side.

For stockholders who are participants in the Science Applications International Corporation Retirement Plan of the Company and/or the Telcordia Technologies 401(k) Savings Plan of Telcordia Technologies, Inc. (collectively, the “Plans”), the undersigned also hereby instructs the Trustee, Vanguard Fiduciary Trust Company, and any successor, to vote all of the shares of Class A Preferred Stock and/or Common Stock held for the undersigned’s account in each of the Plans at the 2008 Annual Meeting of Stockholders of the Company, as indicated on the reverse side.

The shares of Class A Preferred Stock and/or Common Stock to which this proxy and voting instruction card relates will be voted as directed. If this proxy and voting instruction card is properly signed and returned but no instructions are indicated with respect to a particular item, (A) the shares represented by this proxy and voting instruction card which the undersigned is entitled to vote will be voted (i) FOR the election of directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting, (ii) FOR the approval of an amendment to our 2006 Equity Incentive Plan, (iii) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2009, and (iv) in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof and (B) the shares represented by this proxy and voting instruction card held for the undersigned’s account in each of the Plans will be voted on a Plan-by-Plan basis, in the same proportion as the shares held in each Plan for which voting instructions have been received are voted. All allocated shares of Class A Preferred Stock and/or Common Stock held in the Plans as to which no voting instructions are received, together with all shares held in the Plans which have not yet been allocated to the accounts of participants, will be voted, on a Plan-by-Plan basis, in the same proportion as the shares held in each Plan for which voting Instructions have been received are voted. This proxy and voting instruction card, if properly executed and delivered in a timely manner, will revoke all prior proxies and voting instruction cards executed and delivered by the undersigned.

Please complete, sign, date and return the Proxy and Voting Instruction Card promptly using the enclosed envelope.

(Continued and to be signed and dated on the reverse side.)

ATTN: STOCK PROGRAMS 10260 CAMPUS POINT DRIVE M/S F-1 SAN DIEGO, CA 92121

BY INTERNET - www.proxyvote.com

Use the Internet to transmit your proxy and/or voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2008. Have your proxy and voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy and voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by SAIC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your proxy and/or voting instructions up until 11:59 p.m. Eastern Time on May 27, 2008. Have your proxy and voting instruction card in hand when you call and then follow the instructions.

BY MAIL

Mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return it to SAIC, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SAICZ1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

VOTE ON DIRECTORS - The Board of Directors recommends a vote FOR the nominees listed below.			☐	☐	☐
	Election of 12 Directors					Your votes will be evenly distributed among the remaining nominee(s) unless indicated below under UNEVEN VOTE DISTRIBUTION INSTRUCTIONS.
1.	FOR all nominees listed below (EXCEPT as indicated to the contrary to the right)
	01) Kenneth C. Dahlberg;	07) Anita K. Jones;
	02) France C. Córdova;	08) John P. Jumper;
	03) Wolfgang H. Demisch;	09) Harry M.J. Kraemer, Jr.;
	04) Jere A, Drummond;	10) Edward J. Sanderson, Jr.;
	05) John J. Hamre;	11) Louis A. Simpson; and
	06) Miriam E. John;	12) A. Thomas Young
ADDITIONAL BUSINESS.

VOTE ON PROPOSAL - The Board of Directors recommends a vote FOR Item 2.			For	Against	Abstain	4.	In the discretion of the proxy holders or the Trustee, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

2.	Approval of an amendment to our 2006 Equity Incentive Plan.		☐	☐	☐	Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.

VOTE ON PROPOSAL - The Board of Directors recommends a vote FOR Item 3.						Please sign EXACTLY as name or names appear(s) hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a trust requires the signature of more than one trustee, all required trustees must sign.
3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2009.		☐	☐	☐

						Name of Nominee			Number of votes

UNEVEN VOTE DISTRIBUTION INSTRUCTIONS: If you wish to distribute your vote unevenly among 2 or more nominees as explained in the Proxy Statement, check box to the right then indicate the names and the number of votes to be given to each nominee on the line(s) to the right. Uneven voting instructions must be mailed in; uneven vote distribution is not available via phone or internet.

☐

Signature [PLEASE SIGN WITHIN BOX]		Date					Signature (Joint Owners)	Date